Exhibit 10.17

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Among

DEUTSCHE BANK AG, NEW YORK BRANCH, as Buyer

ANGEL OAK MORTGAGE FUND TRS, as a Seller

and

ANGEL OAK MORTGAGE, INC., as a Seller

June [  ], 2021

i

24.	Binding Effect; Governing Law; Jurisdiction	62

25.	No Waivers, Etc.	62

26.	Intent	62

27.	Disclosure Relating to Certain Federal Protections	63

28.	Power of Attorney	64

29.	Buyer May Act Through Affiliates	64

30.	Indemnification; Obligations	64

31.	Counterparts	65

32.	Confidentiality	65

33.	Recording of Communications	67

34.	Periodic Due Diligence Review	67

35.	Authorizations	68

36.	Acknowledgement of Anti-Predatory Lending Policies	68

37.	Documents Mutually Drafted	68

38.	General Interpretive Principles	68

39.	Conflicts	69

40.	Joint and Several Liability	69

41.	Alternative Rate of Interest	69

42.	Amendments	70

43.	Amendment and Restatement	72

SCHEDULES

Schedule 1-A	Representations and Warranties with Respect to Mortgage Loans

Schedule 2	Authorized Representatives

Schedule 3	Form of Asset Schedule

Schedule 4	Reserved

ii

Schedule 5	Seller’s Knowledge

EXHIBITS

Exhibit A	Reserved

Exhibit B	Form of Transaction Request

Exhibit C	Loan Activity Report

Exhibit D	Form of Seller Power of Attorney

Exhibit E	Sellers’ Tax Identification Numbers

Exhibit F	Existing Indebtedness

Exhibit G	Form of Subservicer Acknowledgment

Exhibit H	Form of Confirmation

Exhibit I	SBC Underwriting Guidelines

iii

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

THIS AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (the “Agreement”) is made and entered into as of June [  ], 2021, by and among Deutsche Bank AG, New York Branch (“Buyer”), Angel Oak Mortgage Fund TRS, a Delaware statutory trust (“Trust Seller” or a “Seller), and Angel Oak Mortgage, Inc., a Maryland corporation (“REIT Seller” or a “Seller”, and together with Trust Seller, collectively, “Sellers”).

1.                          Applicability

The Sellers and Buyer are parties to that certain Master Repurchase Agreement dated as of February 13, 2020 (the “Original Agreement”) and the Sellers and Buyer desire to amend the Original Agreement in its entirety by amending and restating it subject to the terms and conditions of this Agreement. Accordingly, the parties hereto agree as follows:

From time to time the parties hereto may enter into transactions in which a Seller agrees to transfer to Buyer Mortgage Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to such Seller such Mortgage Loans against the transfer of funds by such Seller.  This Agreement is not a commitment by Buyer to enter into Transactions with a Seller but rather sets forth the procedures to be used in connection with any request for Buyer to enter into Transactions with a Seller from time to time during the term of this Agreement and, if Buyer enters into Transactions with a Seller, such Seller’s obligations with respect thereto. Buyer shall have no obligation to enter into any Transaction.  Each such transaction involving the transfer of the Mortgage Loans shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder.

On the initial Purchase Date, Buyer will purchase the Mortgage Loans from Sellers in connection with the Transaction on such date.  From time to time, Sellers may pay an Optional Prepayment to Buyer in accordance with Section 4.b hereof.

2.                          Definitions

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Ability to Repay Rule” shall mean 12 CFR 1026.43(c), including all applicable official staff commentary.

“Accelerated Repurchase Date” has the meaning assigned to such term in Section 16.a hereof.

“Accepted Servicing Practices” means, with respect to any Mortgage Loan, those mortgage servicing practices that are in compliance with all the requirements of all applicable laws, rules, regulations and any other similar legal process, including, but not limited to, any requirements of a Governmental Authority, as well as any state and local real estate, landlord tenant laws, and any applicable homeowners or condominium association requirements, using commercially reasonable efforts, as applicable, of prudent mortgage lending institutions which service mortgage loans and prudent asset managers that manage property, respectively, in the jurisdiction where the related Mortgaged Property is located.

“Accrual Period” has the meaning set forth in the Pricing Side Letter.

“Act of Insolvency” means, with respect to any Person, (a) the filing of a petition by or against such Person, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief that, in the case of an action not instigated by or on behalf of, or with the consent of, such Person, any of its Affiliates or Sellers, is not dismissed or stayed for sixty (60) days; (b) the seeking of the appointment of a receiver, trustee, custodian or similar official for such Person or any substantial part of the property of such Person; (c) the appointment of a receiver, conservator, or manager for such Person by any governmental agency or authority having the jurisdiction to do so; (d) the making or offering by such Person of a composition with its creditors or a general assignment for the benefit of creditors; (e) the admission in writing or as otherwise set forth in a legal proceeding by such Person of its inability to pay its debts or discharge its obligations as they become due or mature; or (f) that any Governmental Authority or agency or any person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such Person, or shall have taken any action to displace the management of such Person or to curtail its authority in the conduct of the business of such Person.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person.

“Agency” means Freddie Mac, Fannie Mae or GNMA, as applicable.

“Agreement” means this Amended and Restated Master Repurchase Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Alternative Base Rate” shall have the meaning set forth in the Pricing Side Letter.

“AMC” shall mean American Mortgage Consultants, Inc.

“Ancillary Income” means all income derived from the Mortgage Loans (other than payments or other collections in respect of principal, interest and escrow payments attributable to the Mortgage Loans) including, but not limited to, late charges, reconveyance fees, subordination fees, speedpay fees, mortgage pay on the web fees, automatic clearing house fees, demand statement fees, modification fees, if any, fees received with respect to checks on bank drafts returned by the related bank for insufficient funds, assumption fees and other similar types of fees arising from or in connection with any Mortgage Loan to the extent not otherwise payable to the Mortgagor under applicable law or pursuant to the terms of the related Mortgage Note.

“Appraisal” a written appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by a Qualified Appraiser, which (i) complies with the requirements of FIRREA, (ii) provides an accurate estimate of the bona fide market value of the related Mortgaged Property at the time of origination, and (iii) complies in all respects with all applicable appraiser independence requirements, restrictions and guidelines including those contained in the Appraiser Independence Requirements as adopted by Fannie Mae or Freddie Mac.

“Appraised Value” with respect to any Eligible Asset, the value of the related Mortgaged Property as determined by an Appraisal or BPO.

“Approved Originator” means Angel Oak Home Loans LLC, Angel Oak Mortgage Solutions LLC or Cherrywood Mortgage, LLC, as applicable, and each of their respective successors in interest, and such other mortgage loan originators as approved by Buyer, in its sole and absolute discretion.

“Approved Valuation Agent” means any licensed real estate agent, broker, valuation agent or appraiser approved by Buyer in its reasonable discretion.

“Asset File” means, with respect to each Mortgage Loan, the documents and instruments relating to such Mortgage Loan as set forth in Article 3 of the Custodial Agreement.

“Asset Schedule” means, with respect to any Transaction as of any date, an Asset Schedule in the form set forth in Schedule 3.

“Asset Value” has the meaning assigned to such term in the Pricing Side Letter.

“Assignment of Mortgage” means an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to Buyer.

“Assignment of Proprietary Lease” means the specific agreement creating a first lien on and pledge of the Co-op Shares and the appurtenant Proprietary Lease securing a Co-op Loan.

“Attorney Bailee Letter” means a bailee letter substantially in the form prescribed by the Custodial Agreement or otherwise approved in writing by Buyer.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Accrual Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Accrual Period” pursuant to Section 41(d).

“Bank” means U.S. Bank National Association, or any successor Bank appointed by Buyer with the prior written consent of Sellers (which consent shall not be unreasonably withheld or delayed).

“Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended from time to time.

“Basel III Regulation” shall mean, any rule, regulation or guideline arising directly or indirectly from (a) any of the following documents prepared by the Basel Committee on Banking Supervision of the Bank of International Settlements:  (i) Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring (December 2010), (ii) Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems (June 2011), (iii) Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools (January 2013), or (iv) any document supplementing, clarifying or otherwise relating to any of the foregoing, or (b) any accord, treaty, statute, law, rule, regulation, guideline or pronouncement (whether or not having the force of law) of any Governmental Authority implementing, furthering or complementing any of the principles set forth in the foregoing documents of strengthening capital and liquidity, in each case as from time to time amended, restated, supplemented or otherwise modified.

“Benchmark” means, initially, LIBOR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then Benchmark means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 41(a).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by Buyer for the applicable Benchmark Replacement Date:

(a)         the sum of: (1) Term SOFR and (2) the related Benchmark Replacement Adjustment;

(b)         the sum of: (1) Published 30 Day Average SOFR and (2) the related Benchmark Replacement Adjustment;

(c)          the sum of: (1) the alternate benchmark rate that has been selected by the Buyer in its sole discretion as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated or bilateral credit facilities at such time and (2) the related Benchmark Replacement Adjustment;

provided, that, in the case of clause (a), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Buyer in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (a), (b) or (c) above would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and any other Program Agreements;

and provided that in the case of clause (b), the Buyer shall determine the Benchmark Replacement with respect to each Accrual Period, initially by obtaining the Published 30 Day Average SOFR, and upon the availability of Term SOFR, the Benchmark Replacement shall be changed to Term SOFR, as set forth in clause (a) above once published and available.

Provided further that if clause (a) and (b) above are not then commonly used by Buyer in its floating rate mortgage loan repurchase facilities as an alternative to LIBOR, as determined by Buyer in its sole but good faith discretion, then the alternate benchmark rate shall be determined per (c) above.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Accrual Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(a) for purposes of clauses (a) and (b) of the definition of “Benchmark Replacement”, the first alternative set forth in the order below, if such alternative is applicable hereto, that can be determined by the Buyer:

(1)         the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Accrual Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; and

(2)         if applicable, the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Accrual Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(b) for purposes of clause (c) of the definition of “Benchmark Replacement”, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Buyer in its sole discretion for the applicable Corresponding Tenor giving due consideration to (1) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (2) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities.

Notwithstanding the foregoing, Buyer may elect, in its sole and absolute discretion, to apply its or any then customary adjustment methodology, applied at the time of conversion to a Benchmark Replacement, then commonly used by Buyer for its mortgage loan repurchase facilities similar in size and character to this Transaction and the Mortgage Loans included herein in lieu of the actual calculation as provided above.

provided that, in the case of clause (a) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by Buyer in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Pricing Rate,” the definition of “Business Day,” the definition of “Accrual Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Buyer determines in good faith may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Buyer in a manner substantially consistent with market practice (or, if the Buyer determines in good faith that adoption of any portion of such market practice is not administratively feasible or if the Buyer determines in good faith that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Buyer determines in good faith is reasonably necessary in connection with the administration of this Agreement and any Program Agreements).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)                                 in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event,” the later of (1) the date of the public statement or publication of information referenced therein and (2) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)                                 in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(c)                                  in the case of an Early Opt-in Election, the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Sellers.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination,

the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)                                 a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)                                 a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)                                  a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any)(a) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Program Agreement in accordance with Section 41 and

(b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Program Agreement in accordance with  Section 41.

“BPO” means an opinion of the fair market value of a Mortgaged Property or other parcel of real property given by an Approved Valuation Agent; provided that no BPO shall be valid if (i) as of the related Purchase Date, it is dated earlier than three (3) months prior to such Purchase Date and (ii) as of any date of determination after the related Purchase Date, it is dated earlier than twelve (12) months prior to such date of determination.

“Business Day” means any day other than (i) a Saturday or Sunday; (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York, Calculation and Paying Agent or the Custodian is authorized or obligated by law or executive order to be closed, (iii) a public or bank holiday in New York City, Delaware, Georgia or Minnesota or (iv) for purposes of the determination of LIBOR, a bank holiday in London, England.

“Business Purpose Mortgage Loan” means a Mortgage Loan with respect to which (i) the related Mortgagor does not occupy the related Mortgaged Property, or (ii) the related Mortgaged Property is or is intended to be occupied by a Person other than the Mortgagor.

“Buyer” means Deutsche Bank AG, New York Branch, and any successor or assign hereunder.

“Calculation and Paying Agent” means U.S. Bank National Association, any successor or assign, or such other party specified by Buyer.

“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Equivalents” means (a) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of Buyer or of any commercial bank having capital and surplus in excess of Five Hundred Million Dollars ($500,000,000), (c) repurchase obligations of Buyer or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven (7) days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by Buyer or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Change in Control” means:

(a)                                 any transaction or event as a result of which the REIT Seller ceases to own, directly or indirectly, 100% of the Equity Interest of the Trust Seller;

(b)                                 the sale, transfer, or other disposition of all or substantially all of any Seller’s assets (excluding any such action taken in connection with any securitization transaction and any action contemplated by the Program Agreements);

(c)                                  the consummation of a merger or consolidation of any Seller with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s stock or other voting interests outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders or holders of voting interests of any Seller immediately prior to such merger, consolidation or other reorganization; or

(d)                                 if Angel Oak Capital Advisors, LLC ceases to be the primary active manager of any Seller.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Accounts” shall mean, collectively, the REIT Seller Collection Account and the Trust Seller Collection Account.

“Collection Account Control Agreement” means that certain collection account control agreement, dated as of the date hereof, among Buyer, Sellers, Calculation and Paying Agent and Bank, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Confirmation” has the meaning specified in Section 3.g hereof.

“Control” shall mean, when used with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise, and the terms “controlling” and “controlled” have meaning correlative to the foregoing.

“Co-op” means a private, cooperative housing corporation, having only one class of stock outstanding, which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes the sale of stock and the issuance of a Proprietary Lease.

“Co-op Corporation” means, with respect to any Co-op Loan, the cooperative apartment corporation that holds legal title to the related Co-op Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

“Co-op Lien Search” means a search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or other third party rights against (i) the Co-op Corporation and (ii) the seller of the Co-op Unit, (b) filings of Uniform Commercial Code financing statements and (c) the deed of the Co-op Project into the Co-op Corporation.

“Co-op Loan” means a Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and collateral assignment of the related Proprietary Lease.

“Co-op Project” means, with respect to any Co-op Loan, all real property and improvements thereto and rights therein and thereto owned by a Co-op Corporation including without limitation the land, separate dwelling units and all common elements.

“Co-op Shares” means, with respect to any Co-op Loan, the shares of stock issued by a Co-op Corporation, allocated to a Co-op Unit and represented by a stock certificate.

“Co-op Unit” means, with respect to any Co-op Loan, a specific unit in a Co-op Project.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Current Property Value” means the value of a Mortgaged Property as set forth in (i) with respect to a Mortgage Loan that was originated twelve (12) months or less prior to the related Purchase Date, a 1004 Appraisal and (ii) with respect to Mortgage Loans originated (12) months or more prior to the related Purchase Date, a BPO, or such other valuation approved by Buyer in writing in its sole and absolute discretion; provided that no Current Property Value shall be valid if (i) as of the related Purchase Date, it is dated earlier than three (3) months prior to such Purchase Date and (ii) as of any date of determination after the related Purchase Date, it is dated earlier than twelve (12) months prior to such date of determination.  Any third party property valuation that either (i) a Seller or a Subservicer acquires or receives in the course of business or (ii) Buyer obtains in accordance with this Agreement shall be used in determining the Current Property Value.

“Custodial Agreement” means the custodial agreement, dated as of the date hereof, among Sellers, Buyer and Custodian, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Custodial Asset Schedule” has the meaning assigned to such term in the Custodial Agreement.

“Custodian” means U.S. Bank National Association, or such other party appointed by Buyer with the prior written consent of Sellers (which consent shall not be unreasonably withheld, conditioned or delayed).

“Days Delinquent” shall refer to the number of days a Mortgage Loan is delinquent using the MBA Method of Delinquency.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Buyer in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if Buyer decides that any such convention is not administratively feasible for Buyer, then Buyer may establish another convention in its reasonable discretion.

“Deed” means the deed issued in connection with a foreclosure sale of a Mortgaged Property.

“Default” means an event that with notice or lapse of time or both would become an Event of Default.

“Disbursement Agent” means U.S. Bank National Association, any successor or assign, or such other party specified by Buyer.

“Disbursement Agent and Account Control Agreement” shall mean that certain Disbursement Agent and Account Control Agreement, dated as of the date hereof, among the Buyer, the Sellers and Disbursement Agent.

“Distressed Asset” shall mean a Mortgage Loan as to which the Mortgagor is subject to a proceeding under the Bankruptcy Code, a foreclosure or receiver proceeding has been commenced, the mortgage debt has been charged off, or any similar facts apply.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“Draw Fee” shall have the meaning set forth in the Pricing Side Letter.

“Due Date” means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Early Opt-In Election” means, if the then-current Benchmark is LIBOR the occurrence of the election by the Buyer to trigger a fallback from LIBOR and the provision, by the Buyer of written notice of such election to the Sellers.

“Early Pay Default Mortgage Loan” shall mean any Mortgage Loan under which the related Mortgagor was delinquent on or otherwise missed an obligated payment within three (3) months (using the MBA Method of Delinquency) of origination thereof.

“Effective Date” means June [  ], 2021.

“Electronic Agent” shall mean Merscorp Holdings, Inc., as electronic agent under the Electronic Tracking Agreement, and its successors and permitted assigns thereunder.

“Electronic Tracking Agreement” shall mean the Electronic Tracking Agreement to be entered into among Sellers, Buyer, the Electronic Agent and MERS, as the same shall be amended, restated, supplemented or otherwise modified from time to time.

“Eligible Asset” shall have the meaning set forth in the Pricing Side Letter.

“Eligible Transferee” shall mean (i) an insurance company, financial institution, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, federal reserve bank, federal home loan bank, governmental entity or plan or (ii) an Affiliate of Buyer.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership (or profit) interests in a Person (other than a corporation), securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interest in) such Person, and any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any corporation or trade or business that, together with Sellers is treated as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as a single employer described in Section 414(b), (c), (m) or (o) of the Code.

“Escrow Payments” means, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

“Event of Default” has the meaning specified in Section 15 hereof.

“Event of Termination” means with respect to Sellers (a) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days after the occurrence of such event, or (b) the withdrawal of Sellers or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (c) the failure by Sellers or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA, or (d) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Sellers or any ERISA Affiliate thereof to terminate any Plan, or (e) the failure to meet requirements of Section 436 of the Code with respect to any Plan resulting in such Plan’s loss of qualified status under Section 401(a)(29) of the Code, or (f) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (g) the receipt by Sellers or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (f) has been taken by the PBGC with respect to such Multiemployer Plan, or (h) any event or circumstance exists which may reasonably be expected to constitute grounds for Sellers or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412(b) or 430(k) of the Code with respect to any Plan.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Buyer or other recipient of any payment hereunder or required to be withheld or deducted from a payment to Buyer or such other recipient: (a) income Taxes based on (or measured by) net income or net profits, franchise Taxes and branch profits Taxes that are imposed on Buyer or other recipient of any payment hereunder as a result of being organized under the laws of, or having its principal office or its applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof); (b) income Taxes based on (or measured by) net income or net profits, franchise Taxes and branch profits Taxes that are imposed on Buyer or other recipient of any payment hereunder as a result of a present or former connection between such Buyer or other recipient and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or Taxing authority thereof; (c) any Tax imposed on Buyer or other recipient of a payment hereunder that is attributable to such Buyer’s or other recipient’s failure to comply with relevant requirements set forth in Section 11(e); (d) any withholding Tax that is imposed on amounts payable to or for the account of Buyer or other recipient of a payment hereunder pursuant to a law in effect on the date such person becomes a party to or under this Agreement, or such person changes its lending office; (e) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Indebtedness” has the meaning specified in Section 13.a(23) hereof.

“Fannie Mae” means the Federal National Mortgage Association or any successor thereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code.

“Fay” shall mean Fay Servicing, LLC, or any successor thereto.

“Fidelity Insurance” shall mean insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud.

“FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

“First Lien” means with respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a mortgage note which creates a first lien on the Mortgaged Property.

“First Lien Mortgage Loan” means any Mortgage Loan secured by a First Lien on the Mortgaged Property.

“Fitch” means Fitch Ratings, Inc., or any successor thereto.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation or any successor thereto.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America and applied on a consistent basis.

“General Partner” means Angel Oak Capital Partners II, LLC, a Delaware limited liability company.

“GNMA” means the Government National Mortgage Association or any successor thereto.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over any Seller, Buyer or any Subservicer, as applicable.

“Grade C Mortgage Loan” shall mean a Mortgage Loan that fails in any material respect to meet the applicable Underwriting Guidelines, and most characteristics of the Mortgage Loan fail to meet the applicable Underwriting Guidelines and there are weak or no compensating factors, all as reasonably determined by AMC or another third-party vendor reasonably acceptable to Buyer.

“Grade D Mortgage Loan” shall mean a Mortgage Loan for which the critical related loan documents required to perform any review are missing, as reasonably determined by AMC or another third-party vendor reasonably acceptable to Buyer.

“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (a) endorsements for collection or deposit in the ordinary course of business, or (b) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgage Loan or Mortgaged Property, to the extent required by Buyer.  The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.  The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“High Cost Mortgage Loan” means a Mortgage Loan (a) classified as a “high cost” loan under the Home Ownership and Equity Protection Act of 1994; (b) classified as a “high cost,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) having a percentage listed under the Indicative Loss Severity Column (the column that appears in the S&P Anti-Predatory Lending Law Update Table, included in the then-current S&P’s LEVELS® Glossary of Terms on Appendix E).

“Income” means, with respect to any Purchased Asset, without duplication, all principal and income or dividends or distributions received with respect to such Purchased Asset, including Liquidation Proceeds, insurance proceeds, interest, or any fees or payments of any kind received by the related Subservicer, but excluding servicing fees and any other amounts permitted to be retained by such Subservicer pursuant to the applicable Subservicing Agreement, and excluding any Escrow Payments.

“Indebtedness” means, for any Person, at any time, and only to the extent outstanding at such time and required to be recorded in accordance with GAAP: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (c) indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements, including, without limitation, any indebtedness arising hereunder; (g) indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner and (j) with respect to clauses (a)-(i) above both on and off balance sheet; in each case excluding Non-Recourse Debt.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Sellers hereunder and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Index” means, with respect to any adjustable rate Mortgage Loan, the index identified on the Asset Schedule and set forth in the related Mortgage Note for the purpose of calculating the applicable Mortgage Interest Rate.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Knowledge” means, as of any date of determination, the then-current actual (as distinguished from imputed or constructive) knowledge of any Person set forth on Schedule 5 hereof (or, if following the Effective Date any such individual ceases to be an officer of or in the employ of any Seller in a capacity comparable to the capacity occupied by such individual on the Effective Date, then such other individual that replaces such officer) or any other Person that is an employee or agent of any Seller who has the responsibility to monitor and address the day-to-day administration of this Agreement, the Program Agreements or the transactions contemplated hereby and thereby.

“LIBOR “ has the meaning assigned to such term in the Pricing Side Letter.

“LIBOR Determination Date” has the meaning assigned to such term in the Pricing Side Letter.

“Lien” means any mortgage, lien, pledge, charge, security interest or similar encumbrance.

“Liquidation Proceeds” means, for any Mortgage Loan, that becomes a Resolved Asset, the proceeds received on account of the liquidation of such Mortgage Loan.

“Margin Account” means a non-segregated account owned and designated by Buyer into which Sellers may deposit cash from time to time to be applied in accordance with this Agreement.

“Margin Call” has the meaning specified in Section 6.a hereof.

“Margin Cash Collateral” means cash on deposit in the Margin Account.

“Margin Deadline” has the meaning specified in Section 6.a hereof.

“Margin Deficit” has the meaning specified in Section 6.a hereof.

“Margin Threshold” means $250,000.

“Market Value” has the meaning assigned to such term in the Pricing Side Letter.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of any Seller taken as a whole; (b) a material impairment of the ability of any Seller to perform under any Program Agreement or to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Agreement against any Seller.

“Maximum Aggregate Purchase Price” has the meaning assigned to such term in the Pricing Side Letter.

“MBA Method of Delinquency” shall mean, with respect to Mortgage Loans, the methodology used by the Mortgage Bankers Association for assessing delinquency.  For the avoidance of doubt, under the MBA Method of Delinquency, a Mortgage Loan is considered “30 days delinquent” if the Mortgagor fails to make a monthly payment prior to the close of business on the day that immediately precedes the due date on which the next monthly payment is due. For example, a Mortgage Loan will be considered thirty (30) days delinquent if the Mortgagor fails to make a monthly payment originally due on September 1 by the close of business on September 30.

“MERS” means Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS System” means the system of recording transfers of mortgages electronically maintained by MERS.

“Minimum Maintenance Amount” means, with respect to the Mortgage Loans as of any date of determination, the sum of (i) the product of (a) the Asset Value of each Mortgage Loan as of such date of determination and (b) Purchase Price Percentages for the respective Mortgage Loans and (ii) the amount on deposit in the Margin Account.

“Monthly Payment” means the scheduled monthly payment of principal and/or interest on a Mortgage Loan.

“Moody’s” means Moody’s Investors Service, Inc. or any successors thereto.

“Mortgage” means each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, deed to secure debt, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a lien on real property and other property and rights incidental thereto, unless such Mortgage is granted in connection with a Co-op Loan, in which case the first lien position is in the stock of the subject cooperative association and in the tenant’s rights in the cooperative lease relating to such stock.

“Mortgage Interest Rate” means the rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.

“Mortgage Loan” means any first lien or second lien closed loan which is a fixed or floating-rate, one-to-four-family residential mortgage loan evidenced by a promissory note and secured by a First Lien or Second Lien or any SBC Mortgage Loan.

“Mortgage Loan Documents” means with respect to any Mortgage Loan, the Mortgage Note, Mortgage and all other documents and agreements evidencing and/or securing such Mortgage Loan.

“Mortgage Note” means the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property” means the real property securing repayment of the debt evidenced by a Mortgage Note or other Co-op Loan collateral.

“Mortgagor” means the obligor or obligors on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by any Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Non-Agency 660+ Loan” means a Mortgage Loan (other than an SBC Mortgage Loan or Second Lien Mortgage Loan) where the related Mortgagor had a FICO score greater than or equal to 660 and less than 720 at the time of origination

“Non-Agency Prime Loan” means a Mortgage Loan (other than a Business Purpose Mortgage Loan, SBC Mortgage Loan or Second Lien Mortgage Loan) where the related Mortgagor had a FICO score greater than or equal to 720 at the time of origination.

“Non-Agency Low-FICO Mortgage Loan” means a Mortgage Loan (other than an SBC Mortgage Loan or Second Lien Mortgage Loan) where the related Mortgagor had a FICO score less than 660 at the time of origination.

“Non-QM Mortgage Loan” shall mean a Mortgage Loan other than a Qualified Mortgage Loan which satisfies the Ability to Repay Rule, as determined by Sellers, and was underwritten in accordance with the applicable Underwriting Guidelines for such product.

“Non-Recourse Debt” means Indebtedness under a credit or repurchase facility payable solely from the assets sold or pledged to secure such facility and under which facility no purchaser or creditor has recourse to any Seller if such assets are inadequate or unavailable to pay off such credit or repurchase facility, and no Seller effectively has any obligation to directly or indirectly pay any such deficiency.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligations” means (a) all of Sellers’ indebtedness, obligations to pay the Repurchase Price on the Repurchase Date, the Price Differential on each Payment Date, and other obligations and liabilities, to Buyer, its Affiliates or Custodian arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any and all reasonable and documented sums paid by Buyer or on behalf of Buyer in order to preserve any Mortgage Loan or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Sellers’ indebtedness, obligations or liabilities referred to in clause (a), the reasonable and documented expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Mortgage Loan or of any exercise by Buyer of its rights under the Program Agreements, including, without limitation, reasonable and documented attorneys’ fees and disbursements and court costs; and (d) all of Sellers’ indemnity obligations to Buyer and Custodian or both pursuant to the Program Agreements.

“OFAC” has the meaning set forth in Section 13.a(26) hereof.

“Officer’s Compliance Certificate” has the meaning assigned to such term in the Pricing Side Letter.

“Optional Prepayment” has the meaning specified in Section 4.b hereof.

“Optional Prepayment Date” has the meaning specified in Section 4.b hereof.

“Optional Prepayment Notice” has the meaning specified in Section 4.b hereof.

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Program Agreement, in each case, other than (i) Taxes imposed with respect to an assignment, transfer or sale of participation or other interest in or with respect to the Program Agreements, and (ii) Excluded Taxes.

“Payment Date” means, with respect to a Purchased Asset, initially March 25, 2020 and thereafter, the twenty-fifth (25th) calendar day or next Business Day of the month; provided, that, with respect to any Purchased Asset, the final Payment Date shall be the related Repurchase Date.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means an employee benefit or other plan established or maintained by any Seller or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

“Post-Closing Diligence” shall mean, with respect to each Purchased Asset, loan level diligence and an exception report from AMC or another third-party vendor reasonably acceptable to Buyer, including each Seller’s resolution of each exception, namely if such Seller (a) cleared the exception, (b) cured the exception through acquisition of additional information, or (c) made a pricing adjustment (and in such case, the amount of such pricing adjustment).

“Post Default Rate” has the meaning assigned to such term in the Pricing Side Letter.

“Power of Attorney” means the power of attorney in the form of Exhibit D delivered by Seller.

“Price Differential” means with respect to any Transaction for any Accrual Period or portion thereof with respect to any Purchased Asset, as applicable, an amount equal to the product of (a) the Pricing Rate for such Purchased Asset and (b) the Purchase Price for such Purchased Asset, calculated daily on the basis of a 360 day year for the actual number of days during such Accrual Period.

“Pricing Rate” has the meaning assigned to such term in the Pricing Side Letter.

“Pricing Side Letter” means, the letter agreement dated as of the date hereof, among Buyer and Sellers, as the same may be amended, restated and/or modified from time to time.

“Program Agreements” means, collectively, this Agreement, the Custodial Agreement, the Pricing Side Letter, each Power of Attorney, each Subservicer Acknowledgement, the Collection Account Control Agreement, the Disbursement Agent and Account Control Agreement, the Electronic Tracking Agreement, and any and all other documents and agreements executed and delivered by any Seller in connection with this Agreement or any Transactions hereunder, as the same may be amended, restated or otherwise modified from time to time.

“Prohibited Person” has the meaning set forth in Section 13.a(26) hereof.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Proprietary Lease” means the lease on a Co-op Unit evidencing the possessory interest of the owner in the Co-op Shares in such Co-op Unit.

“Published 30 Day Average SOFR” means, with respect to any day: the “30-day Average SOFR” published on or about 2:30 p.m. (New York City time) on the New York Federal Reserve’s Website at https://apps.newyorkfed.org/markets/autorates/sofr-avg-ind on such day or at such other page as may replace such page on the New York Federal Reserve’s Website; provided that if no such average of the Secured Overnight Financing Rate is published on such day, Published SOFR will be the “30-day Average SOFR” published on the following U.S. Government Securities Business Day.

“Purchase Date” means the date on which a Purchased Asset is transferred by a Seller to Buyer.

“Purchase Price” means with respect to each Mortgage Loan:

(a) on the Purchase Date, the price at which such Mortgage Loan is transferred by the related Seller to Buyer, which price shall be equal to the applicable Purchase Price Percentage multiplied by the Asset Value of such Mortgage Loan as of the related Purchase Date;

(b) on any day after the Purchase Date, the amount determined under the preceding clause (a), decreased by the amount of any cash transferred by Sellers to Buyer as a reduction of Purchase Price for the applicable Mortgage Loan pursuant to Sections 4, 6 and 7 hereof or otherwise.

“Purchase Price Percentage” has the meaning assigned to such term in the Pricing Side Letter.

“Purchased Assets” means the collective reference to the (a) Mortgage Loans , (b) the Servicing Rights and (c) the Repurchase Assets related to such Mortgage Loans transferred by Sellers to Buyer in a Transaction hereunder, listed on the related Asset Schedule attached to the related Transaction Request, which such Asset Files the Custodian has been instructed to hold pursuant to the Custodial Agreement; provided, however that a Mortgage Loan and Repurchase Assets related thereto shall no longer be a Purchased Asset hereunder or under any Program Agreement upon the repurchase of such Mortgage Loan by a Seller in accordance with this Agreement.

“QM Rule” means 12 C.F.R. Section 1026.43(e), including all applicable official staff commentary.

“Qualified Appraiser” means an independent appraiser properly licensed or certified (as required) by the applicable Governmental Authority in which the Mortgaged Property is located in accordance with the requirements of FIRREA, who does not have any direct or indirect interest in the Mortgaged Property or the transaction, and complies in all respects with all applicable appraiser independence requirements, restrictions and guidelines including those contained in the Appraiser Independence Requirements as adopted by Fannie Mae or Freddie Mac.

“Qualified Mortgage Loan” shall mean a Mortgage Loan that satisfies the criteria for a “qualified mortgage” as set forth in 12 CFR 1026.43(e)(4) as further limited by 12 CFR 1026.43(e)(1)(i).

“Rebuttable Presumption Mortgage Loan” shall mean a Qualified Mortgage Loan with an annual percentage rate that exceeds the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by 1.5 or more percentage points for a first-lien Loan or by 3.5 or more percentage points for a subordinate-lien Loan.

“Recognition Agreement” means, an agreement among a Co-op Corporation, a lender and a Mortgagor with respect to a Co-op Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Co-op Loan, and (ii) make certain agreements with respect to such Co-op Loan.

“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by any Seller, any Servicer, any Subservicer, or any other person or entity with respect to a Mortgage Loan.  Records shall include the Mortgage Notes, any Mortgages, the Asset Files, the credit files related to the Mortgage Loans and any other instruments necessary to document or service a Mortgage Loan.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (b) if such Benchmark is not LIBOR, the time determined by the Buyer in its reasonable discretion.

“Refi Mortgage Loan” shall mean a Mortgage Loan as to which a “refinancing” has occurred, as defined in 12 CFR 1026.20(a).

“Regulatory Capital Event” means a determination made by Buyer in good faith that, due to the introduction of, any change in, or required change in compliance by Buyer, only to the extent imposed by a Governmental Authority, quasi-governmental authority, regulatory body, or other external organization that is not an Affiliate of Buyer, with (i) any eurocurrency reserve requirement or (ii) the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) (A) there shall be an increase in the cost to Buyer in engaging in the present or any future Transactions or (B) that Buyer is not permitted to continue to be Buyer under this Agreement.

“REIT” means a real estate investment trust, as defined in Section 856 of the Code.

“REIT Seller Collection Account” means the account established at Bank in the name of REIT Seller for the benefit of Buyer, as secured party, and referenced in the Collection Account Control Agreement, into which all Income from REIT Seller Purchased Assets shall be deposited.

“REIT Seller Purchased Asset” shall mean any Purchased Asset sold to Buyer by REIT Seller.

“REIT Status” shall mean with respect to any Person, such Person’s status as a REIT, that satisfies the conditions and limitations set forth in Section 856(b) and 856(c) of Code.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the NYFRB, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the NYFRB or, in each case, any successor thereto.

“Reporting Date” means the tenth (10th) Business Day of each month.

“Repurchase Assets” has the meaning assigned thereto in Section 8.a hereof.

“Repurchase Date” means, with respect to any Purchased Asset, the earliest of (a) the Termination Date, (b) the Optional Prepayment Date for such Purchased Asset, (c) the Accelerated Repurchase Date and (d) any other date agreed to by a Seller and Buyer in writing and set forth in the Confirmation for such Purchased Asset.

“Repurchase Price” means with respect to each Mortgage Loan that is a Purchased Asset hereunder, the sum of (a) the Purchase Price for such Mortgage Loan, (b) all accrued unpaid Price Differential related to such Mortgage Loan and (c) a pro rata portion of any other amounts then due and payable to Buyer hereunder, based on the outstanding Purchase Price of such Mortgage Loan, in each case, as of the date on which the Repurchase Price is payable.

“Request for Certification” means a notice sent to the Custodian reflecting the transfer of one or more Mortgage Loans to any Sellers’ designee.

“Requirement of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other Governmental Authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means, as to any Person, the chief executive officer (or equivalent) or, with respect to financial matters, the chief financial officer (or equivalent) of such Person.

“Resolved Asset” means a Mortgage Loan that (i) is subject to a Third-Party Sale, or (ii) has otherwise been sold, refinanced or prepaid in full or (iii) was subject to a short sale.

“S&P” means Standard & Poor’s Ratings Services, or any successor thereto.

“SBC Mortgage Loan” shall mean a First Lien small balance commercial mortgage loan originated by Cherrywood Mortgage, LLC, which is evidenced by and including a Mortgage Note and a Mortgage, the legal title of which is owned by any Seller, and that was underwritten in accordance with the SBC Underwriting Guidelines.

“SBC Underwriting Guidelines” means the origination guidelines for SBC Mortgage Loans attached as Exhibit I.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Second Lien” means with respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a mortgage note which creates a second lien on the Mortgaged Property subject only to the related First Lien.

“Second Lien Mortgage Loan” means a Mortgage Loan secured by a Second Lien on the Mortgaged Property, subject only to one prior Lien on such Mortgaged Property securing financing obtained by the related Mortgagor.

“Seller Provided Diligence Package” has the meaning assigned to such term in the Pricing Side Letter.

“Seller Parties”  means, the Sellers.

“Sellers” has the meaning assigned to such term in the preamble hereof.

“Servicer” shall mean (i) Angel Oak Mortgage Solutions LLC or any successor thereto, (ii) Angel Oak Home Loans LLC or any successor thereto, (iii) any other Approved Originator that owns the servicing rights to a Purchased Asset immediately prior to the related

Transaction and (iv) any other servicer approved by Buyer in its sole discretion exercised in good faith.

“Servicing Advances” means all reasonable and customary “out of pocket” costs and expenses incurred by residential mortgage loan servicers in the performance of their servicing obligations, including without limitation: (i) costs in respect of real estate taxes and assessments (including HOA and COA); (ii) hazard, flood or primary mortgage insurance premiums, required to be paid (but not otherwise paid) by the related Mortgagor under the terms of the related Mortgage Loan; (iii) expenses necessary to prevent or cure a violation of laws or regulations; (iv) expenses necessary to (1) maintain or release the lien of a Mortgage Loan or (2) prevent a lien from being placed on Mortgage Loan; (v) costs necessary to adequately inspect, protect, preserve or repair Mortgaged Properties that secure Mortgage Loans, including but not limited to the cost of appraisals and valuations, or for similar or related purposes and (vi) customary expenses for collection and enforcement of foreclosure, deficiency judgment or other similar action legal fees and costs expended or incurred in connection with foreclosure, bankruptcy, eviction or litigation actions with or involving obligors on Mortgage Loans.

“Servicing Fee” shall mean, with respect to any Purchased Asset, all servicing fees payable to the applicable Servicers and Subservicers with respect to such Purchased Asset pursuant to the applicable Servicing Agreements and Subservicing Agreements.

“Servicing Guidelines” means the standards, procedures and guidelines of each Subservicer for servicing Mortgage Loans in accordance with the Subservicing Agreements and Accepted Servicing Practices.

“Servicing Rights” means rights of any Person to administer, service or subservice, the Mortgage Loans or to possess related Records.

“SIPA” means the Securities Investor Protection Act of 1970, as amended from time to time.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the NYFRB, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “SPS” shall mean Select Portfolio Servicing, Inc., or any successor thereto.

“Stock Certificate” means, with respect to a Co-op Loan, the certificates evidencing ownership of the Co-op Shares issued by the Co-op Corporation.

“Stock Power” means, with respect to a Co-op Loan, an assignment of the Stock Certificate or an assignment of the Co-op Shares issued by the Co-op Corporation.

“Subservicer” shall mean (i) SPS, (ii) Fay Servicing, LLC and (iii) any other subservicer approved by Buyer in its sole discretion exercised in good faith to service Purchased Assets.

“Subservicer Acknowledgement” means the notice acknowledged by each Subservicer substantially in the form and substance of Exhibit G hereto.

“Subservicer Custodial Account” means each account established by each Subservicer and referenced in the applicable Subservicer Acknowledgement for such Subservicer, into which all Income relating to the Mortgage Loans being serviced by the related Subservicer shall be deposited.

“Subservicer Termination Event” means, with respect to a Subservicer (i) the failure of such Subservicer to perform any of its duties in any material respect under the applicable Subservicing Agreement beyond all applicable cure and grace periods; (ii) suspension or termination of the Subservicer as a Fannie Mae, Freddie Mac or GNMA approved servicer; (iii) the failure of the Subservicer to maintain the following ratings levels: Standard & Poor’s — Average or equivalent (i.e., Moody’s — SQ3, Fitch — Level 3 if applicable); (iv) any change of Control of such Subservicer pursuant to which the surviving entity is not a Fannie Mae and Freddie Mac approved servicer and which does not meet the required rating levels under clause (iii); (v) the failure of such Subservicer to make Servicing Advances, which are not cured within thirty (30) days of receipt of notice thereof from Buyer; (vi)(x) any failure by Subservicer to maintain material licenses or the termination of a substantial portion of existing servicing contracts of such Subservicer, which failure to maintain licenses or termination of servicing contracts, which failure to maintain licenses or termination of the contracts of such Subservicer has or is reasonably likely to have a material adverse effect on the operations, business or financial condition of such Subservicer (a “Subservicer MAE”) as determined by Buyer in its reasonable discretion or (y) any litigation, investigation or proceeding between any Subservicer and any Governmental Authority or, Fannie Mae, Freddie Mac or GNMA, which individually or in the aggregate, in Buyer’s reasonable discretion is reasonably likely to have a Subservicer MAE on such Subservicer; (vii) the occurrence and continuance of an Event of Default or (viii) the occurrence of an Act of Insolvency with respect to such Subservicer.

“Subservicing Agreement” means (a) with respect to SPS, (i) that certain Amended and Restated Servicing Agreement, dated as of August 1, 2019, between SPS and Angel Oak Home Loans LLC, (ii) that certain Amended and Restated Servicing Agreement, dated as of August 1, 2019, between SPS and Angel Oak Mortgage Solutions LLC, and (iii) that certain Amended and Restated Servicing Agreement, dated as of August 1, 2018, between SPS and Trust Seller (b) with respect to Fay, that certain Flow Servicing Agreement dated as of February 26, 2020, between Angel Oak Bridge Lending, LP, REIT Seller, Angel Oak Real Estate Investment Trust II, Angel Oak Real Estate Investment Fund II-C Trust, and Greenleaf Income Trust II and (c) any other subservicing agreement with a Servicer in form and substance reasonably acceptable to Buyer, as each may be amended, modified and/or restated from time to time.

“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Take-out Commitment” means a commitment of any Seller or any of its Affiliates, as applicable, to sell one or more identified Mortgage Loans to a Take-out Investor.

“Take-out Investor” means any Person which has made a commitment to purchase from Sellers or any of their Affiliates, as applicable, one or more identified Mortgage Loans.

“Taxes” means any and all present or future taxes (including value added taxes), levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges), withholdings or other charges imposed by any Governmental Authority.

“Termination Date” has the meaning assigned to such term in the Pricing Side Letter.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Third-Party Sale” means the sale of any Mortgage Loan to a third party purchaser.

“Transaction” has the meaning set forth in Section 1 hereof.

“Transaction Request” means a request via email, substantially in the form of Exhibit B attached hereto or in such other form as may be mutually agreed to by a Seller and Buyer, notifying Buyer that a Seller wishes to enter into a Transaction hereunder that indicates that it is a Transaction Request under this Agreement.

“Trust Receipt” means, with respect to any Transaction as of any date, a receipt in the form attached as an exhibit to the Custodial Agreement.

“Trust Seller Collection Account” means the account established at Bank in the name of Trust Seller for the benefit of Buyer, as secured party, and referenced in the Collection Account Control Agreement, into which all Income from Trust Seller Purchased Assets shall be deposited.

“Trust Seller Purchased Asset” shall mean any Purchased Asset sold to Buyer by Trust Seller.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Underwriting Guidelines” shall mean (as applicable) the (i) Portfolio Program Underwriting Guidelines, dated as of December 20, 2019, (ii) Investor Cash Flow Underwriting Guidelines, dated as of February 26, 2019, (iii) the SBC Underwriting Guidelines or (iv) the underwriting guidelines of the related Approved Originator, acceptable to Buyer in its sole reasonable discretion, as each of the same may be amended, restated, supplemented and/or modified from time to time.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

3.                          Program; Initiation of Transactions

a.                                            This Agreement is not a commitment to enter into Transactions with any Seller but rather sets forth the procedures to be used in connection with any request for Buyer to enter into Transactions with any Seller from time to time during the term of this Agreement and, if Buyer enters into Transactions with a Seller, such Seller’s obligations with respect thereto.  Subject to the terms and conditions of this Agreement and provided that no Event of Default or Event of Termination has occurred and is continuing, Buyer may, from time to time during the term of this Agreement, enter into Transactions with Sellers. Buyer will not enter into Transactions for amounts exceeding the Maximum Aggregate Purchase Price. Notwithstanding the willingness of Buyer from time to time consider entering into Transactions hereunder, this Agreement is entered into on the express understanding that Buyer shall not be obligated to enter into any Transactions hereunder, and this Agreement shall in no way be construed as a commitment by Buyer. Buyer’s entry into a Transaction hereunder shall not obligate buyer to enter into any future Transactions hereunder.  All Mortgage Loans shall be serviced by the Servicer or Subservicer.  The aggregate Purchase Price of Purchased Assets subject to outstanding Transactions shall not exceed the Maximum Aggregate Purchase Price.

b.                                            Sellers shall request that Buyer consider to enter into a Transaction by delivering to Buyer a Transaction Request, the related Seller Provided Diligence Package, Current Property Value, summary results of due diligence delivered in connection with Section 10(b)(1) of this Agreement, compliance diligence information and upon request of Buyer, a copy of the Appraisal, BPO or other valuation evidencing the Current Property Value, in each case in the format mutually agreed to by Buyer and Sellers on or before 10:00 a.m. (New York City time) ten (10) Business Days prior to the proposed Purchase Date. In the event the Asset Schedule provided by Sellers contains erroneous computer data, is not formatted properly or the computer fields are otherwise improperly aligned, Buyer shall provide written or electronic notice to Sellers describing such error and Sellers shall correct the computer data, reformat or properly align the computer fields itself and resubmit the Asset Schedule as required herein.  Buyer shall review and advise Sellers in writing of Buyer’s Market Value within five (5) Business Days of receipt of a Transaction

Request; provided, however, that, if the related Transaction Request relates to more than 250 Mortgage Loans, Buyer shall have an additional reasonable time period to advise Sellers in writing of Buyer’s Market Value and to enter into a Transaction pursuant to the following sentence. Upon Buyer and Sellers’ mutual agreement of the Asset Value, Buyer and Sellers shall enter into a Transaction, as applicable, within one (1) Business Day of such agreement as set forth in Section 3(e) hereto.

c.                                             Upon transfer of the Purchased Assets to Buyer as set forth herein and until termination of such Transaction as set forth herein, ownership of the Purchased Assets is vested in Buyer.

d.                                            In no event shall Buyer have any obligation to fund any Transaction hereunder if it has not received notice within the time period required by this Section 3. Buyer reserves the right, in its sole and exclusive discretion, to fund a Transaction, without such required notice but the exercise of such right on one or more occasions shall not amend, impair or otherwise affect the absolute right of Buyer to receive such notice in respect of any subsequent funding before the obligation of Buyer to make such funding shall mature and become binding upon Buyer.

e.                                             Upon the satisfaction of the applicable conditions precedent set forth in Section 10 hereof, all of the respective Seller’s interest in the Purchased Assets shall pass to Buyer on the Purchase Date, against the transfer of the Purchase Price for the Purchased Assets to such Seller.  Upon transfer of the Purchased Assets to Buyer, as set forth in this Section and until termination of any related Transactions or the release of Mortgage Loans as set forth in Sections 4 or 16 of this Agreement, ownership of each Purchased Asset, including beneficial ownership interest in each document in the related Asset File and Records, is vested in Buyer.

f.                                              Notwithstanding either (i) Buyer’s receipt and/or review of any Seller Provided Diligence Package or Current Property Value with respect to any Mortgage Loan prior to the related Purchase Date or (ii) Buyer’s right to perform continuing due diligence reviews with respect to Sellers and the Purchased Assets pursuant to Section 34 hereof, the related Seller shall provide Post-Closing Diligence on each Purchased Asset within ninety (90) calendar days after the related Purchase Date.  If either (i) a Seller fails to provide the Post-Closing Diligence to Buyer within ninety (90) calendar days after the related Purchase Date or (ii) upon Buyer’s review of such Post-Closing Diligence, if such Purchased Asset is a Grade C Mortgage Loan or a Grade D Mortgage Loan, and Buyer, in its reasonable discretion, deems such Purchased Asset to be ineligible or otherwise not satisfactory for purchase hereunder, in either case, the Asset Value of such Purchased Asset may be reduced to zero ($0) Dollars.

g.                                             In connection with the consummation of each Transaction, on or before each Purchase Date, Buyer and the related Seller shall enter into a confirmation in the form of Exhibit H attached hereto (“Confirmation”) which Confirmation shall describe the Mortgage Loans subject to such Transaction, and shall set forth: (i) the Purchase Date, (ii) the Asset Value for each Mortgage Loan, (iii) the Maximum Purchase Price Percentage for each Mortgage Loan, (iv) the Actual Purchase Price Percentage for each Mortgage

Loan, (v) the Purchase Price for each Mortgage Loan, (vi) the Pricing Rate applicable to the Transaction and shall include the final Asset Schedule setting forth the Mortgage Loans subject to such Transaction and the applicable Actual Purchase Price Percentage with respect thereto.

4.                          Repurchase; Repurchase Price; Resolved Assets

a.              Each Seller shall repurchase from Buyer the related Purchased Assets on the Termination Date by payment to Buyer of the Repurchase Price.  Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Mortgage Loan (but Liquidation Proceeds received by Buyer shall be applied to reduce the Purchase Price for the Mortgage Loans on each Payment Date, as applicable except as otherwise provided herein).  Sellers are obligated to repurchase and take physical possession of the Mortgage Loans or its designee (including the Custodian) then in its designee’s possession with respect to any Purchased Asset, at Sellers’ expense on the related Repurchase Date.

b.              Upon four (4) Business Days’ prior written notice (an “Optional Prepayment Notice”) to Buyer, which such Optional Prepayment Notice shall include reference to the related Mortgage Loans, Sellers may, at their option prepay to Buyer the Repurchase Price (an “Optional Prepayment”) for any Mortgage Loan on any date (each, an “Optional Prepayment Date”) in accordance with the terms of this Section 4.b; provided that Sellers may not conduct an Optional Prepayment (i) in an amount less than $500,000 or (ii) more than four (4) times in any calendar month.  On each Optional Prepayment Date, Sellers shall make an Optional Prepayment in an amount equal to the applicable Repurchase Price; provided, that, notwithstanding anything to the contrary contained in this Agreement or any other Program Agreement, if Buyer determines in its sole discretion that execution of an Optional Prepayment proposed by Sellers in an Optional Prepayment Notice would result in a Margin Deficit, the related Repurchase Price shall be increased by an amount such that the related Optional Prepayment will not result in a Margin Deficit. Sellers shall pay the Optional Prepayment and take (or cause its designee to take) physical possession of the Mortgage Loans from Buyer (or its designee, including the Custodian), at Sellers’ expense on the related Optional Prepayment Date.  Immediately following such payment, the related Mortgage Loan, shall cease to be subject to this Agreement or the other Program Agreements, and (i) Buyer shall be deemed to have released all of its interests in such Mortgage Loan, without further action by any Person and shall direct Custodian to release the related Asset File to such Seller or its designee pursuant to the Custodial Agreement and (ii) all Mortgage Loans and the Repurchase Assets related thereto, shall be delivered to such Seller or the designee of such Seller free and clear of any lien, encumbrance or claim of Buyer; provided, however, that Buyer has no obligation to extinguish or cause to be extinguished any lien, encumbrance or claim on any Mortgage Loan that (i) existed immediately prior to the time such Mortgage Loan was acquired by, or transferred to such Seller or (ii) is not in favor of Buyer.  Notwithstanding anything contained herein to the contrary, any Third-Party Sale to an Affiliate of any Seller in an amount in excess of $5,000,000 shall be subject to Buyer’s approval in its sole discretion.

c.               Provided that no Event of Default shall have occurred and be continuing, and Buyer has received the related Repurchase Price for all Purchased Assets subject to the Transaction, Buyer agrees to release its ownership interest hereunder in the Mortgage Loans (including, the Repurchase Assets related thereto).

d.              With respect to a Resolved Asset, Sellers agree to (i) provide Buyer with a copy of a report from the applicable Subservicer indicating that such Mortgage Loan has been liquidated, (ii) remit to Buyer, within two (2) Business Days, the Repurchase Price with respect to such Purchased Asset, and (iii) provide Buyer a notice specifying each Purchased Asset that has been liquidated.

5.                          Price Differential

a.                                            The Pricing Rate shall be reset once per Accrual Period (as defined in the Pricing Side Letter) on the related LIBOR Determination Date (as defined in the Pricing Side Letter) and, in each case, unless otherwise agreed, the accrued and unpaid Price Differential shall be paid on each related Payment Date as set forth in Section 7. Two (2) Business Days prior to the Payment Date, Buyer shall give Sellers written or electronic notice of the amount of the Price Differential due on such Payment Date.  On the Payment Date, Sellers shall pay or cause to be paid to Buyer pursuant to Section 7 hereof the accrued and unpaid Price Differential for such Payment Date (along with any other amounts to be paid pursuant to Section 7 hereof).

b.                                            If Sellers fail to pay or cause to be paid all or part of the Price Differential by 3:00 p.m. (New York City time) on the related Payment Date, with respect to any Purchased Asset, Sellers shall be obligated to pay to Buyer (in addition to, and together with, the amount of such Price Differential) interest on the portion of the unpaid Repurchase Price related to the past due Price Differential at a rate per annum equal to the Post Default Rate until the Price Differential is received in full by Buyer.

6.                          Margin Maintenance

a.                                            If at any time the aggregate outstanding Purchase Price of the Mortgage Loans subject to Transactions hereunder is greater than the aggregate Minimum Maintenance Amount of all Mortgage Loans subject to Transaction hereunder (a “Margin Deficit”) such Margin Deficit is greater than the Margin Threshold, then Buyer may by notice to Sellers require Sellers to, at the option of Sellers, either (1) transfer to Buyer cash, or (2) deposit cash into the Margin Account, in each case, in an amount at least equal to the Margin Deficit (such requirement, a “Margin Call”).  If Sellers elect to deposit such cash into the Margin Account to cure a Margin Deficit, thereafter, upon four (4) Business Days written notice to Buyer and the Calculation and Paying Agent, Sellers shall have the option to designate all or any portion of such cash to be applied to reduce the Purchase Price of the affected Mortgage Loan(s).

b.                                            Notice delivered pursuant to Section 6.a above may be given by any written or electronic means.  Any notice given before 10:00 a.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m.

(New York City time) on such Business Day; notice given after 10:00 a.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the following Business Day (the foregoing time requirements for satisfaction of a Margin Call are referred to as the “Margin Deadlines”). The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date.  Sellers and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

c.                                             In the event that a Margin Deficit exists with respect to the Mortgage Loans, Buyer may retain any funds received by it to which Sellers would otherwise be entitled hereunder, which funds (i) shall be held by Buyer in the Margin Account against the related Margin Deficit and (ii) may be applied by Buyer against the Purchase Price of the Mortgage Loans for which the related Margin Deficit remains otherwise unsatisfied.  Notwithstanding the foregoing, Buyer retains the right, in its sole discretion, to make a Margin Call in accordance with the provisions of Section 6.a.

7.                          Income Payments

a.                                            All Income received on account of the Purchased Assets during the term of a Transaction shall be the property of Buyer subject to the terms of this Agreement. REIT Seller shall and shall cause the applicable Subservicer to deposit into the REIT Seller Collection Account, from the related Subservicer Custodial Account, at least two (2) Business Days prior to the Payment Date in each month all Income received with respect to the REIT Seller Purchased Assets during the immediately preceding calendar month and Trust Seller, as applicable, shall and shall cause the applicable Subservicer to deposit into the Trust Seller Collection Account, from the related Subservicer Custodial Account, at least two (2) Business Days prior to the Payment Date in each month all Income received with respect to the Trust Seller Purchased Assets during the immediately preceding calendar month; provided, however, that notwithstanding the foregoing, each Subservicer shall be entitled to retain Ancillary Income to which it is entitled under the applicable Subservicing Agreement.

b.                                            On each Payment Date, Calculation and Paying Agent shall remit amounts on deposit in the Collection Accounts as follows:

(1)         first, to the extent not already paid by Sellers (i) pro rata, to pay fees and expenses due and owing to the Bank, Calculation and Paying Agent, Subservicer and Custodian and (ii) pro rata, to cover indemnities of the Bank, Calculation and Paying Agent and Custodian up to an aggregate of $100,000 per annum;

(2)         second, to Buyer in payment of (a) any accrued and unpaid Price Differential, (b) to the extent not otherwise paid pursuant to the terms hereof or any Program Agreement, any accrued and unpaid Draw Fees and (c) all other costs, fees and other amounts due and payable to Buyer (other than Margin Deficit) pursuant to this Agreement and the other Program Agreements;

(3)         third, to Buyer, in reduction of the Repurchase Price of any Resolved Asset, an amount equal to the outstanding Repurchase Price of such Resolved Asset;

(4)         fourth, without limiting the rights of Buyer under Section 6 of this Agreement, to Buyer in reduction of the Purchase Price of the related Purchased Assets, in the amount of any unpaid Margin Deficit after giving effect to the distributions required to be made hereunder on such Payment Date;

(5)         fifth, pro rata, to pay indemnity amounts and expenses due and outstanding from the period relating to the current Payment Date or any previous period relating to a prior Payment Date to the Bank, Calculation and Paying Agent, Subservicer and the Custodian not covered above in clause (1); and

(6)         sixth, to Sellers, any remaining amounts.

c.                                             Notwithstanding any provision to the contrary in this Section 7, upon the occurrence and during the continuance of an Event of Default or on the Termination Date, all Income shall be remitted (1) first, (a) to pay fees and expenses due and owing hereunder to the Bank, Calculation and Paying Agent, and Custodian and (b) to cover indemnities of the Bank, Calculation and Paying Agent and Custodian, (2) second, to Buyer for application to the aggregate Repurchase Price and any other amounts owing by Sellers hereunder as Buyer deems appropriate, and (3) third, any remainder shall be paid to Sellers.

d.                                            Notwithstanding the foregoing, it is acknowledged and agreed that, so long as (1) amounts on deposit in the REIT Seller Collection Account are sufficient to satisfy all obligations of REIT Seller with respect to the REIT Seller Purchased Assets on such Payment Date and (2) amounts on deposit in the Trust Seller Collection Account are sufficient to satisfy all obligations of Trust Seller, as applicable, with respect to the Trust Seller Purchased Assets on such Payment Date, (x) amounts on deposit in the REIT Seller Collection Account shall only be applied to pay amounts described in Section 7(b) with respect to the REIT Seller Purchased Assets and (y) amounts on deposit in the Trust Seller Collection Account shall only be applied to pay amounts described in Section 7(b) with respect to the Trust Seller Purchased Assets.  Surplus amounts, if any, available from the REIT Seller Collection Account shall be remitted to REIT Seller and surplus amounts, if any, available from the Trust Seller Collection Account shall be remitted to Trust Seller, as applicable.  Notwithstanding the foregoing, in the event that funds on deposit in the REIT Seller Collection Account are not sufficient to satisfy all obligations of REIT Seller with respect to the REIT Seller Purchased Assets on the Payment Date or amounts on deposit in the Trust Seller Collection Account are not sufficient to satisfy all obligations of Trust Seller, as applicable, with regard to the Trust Seller Purchased Assets on the Payment Date, then the related Seller shall be permitted to pay the Price Differential, and other amounts then due and payable to Buyer with respect to the Purchased Assets from the other Collection Account in its discretion.

8.                          Conveyance; Security Interest

a.                                            Conveyance and Security Interest.  On each Purchase Date, each Seller hereby sells, assigns and conveys all of its right, title and interest in the applicable Mortgage Loans identified on a Transaction Request and/or Trust Receipt.  Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, and in any event, each Seller hereby pledges to Buyer as security for the performance by Sellers of its Obligations and hereby grant, assign and pledge to Buyer a fully perfected first priority security interest in all of its right, title and interest in, to and under the Purchased Assets, the Records, the related Mortgage Loan Documents, each Subservicing Agreement (to the extent the Subservicing Agreement and Sellers’ rights thereunder relate to the Purchased Assets), any related Take-out Commitments, any Property relating to Mortgage Loans, all insurance policies and insurance proceeds relating to any Mortgage Loan or the related Mortgaged Property, including, but not limited to, any payments or proceeds under any related primary insurance, hazard insurance and mortgage insurance contracts and loan guaranty agreements (if any), to the extent of the Mortgage Loans protected thereby, Income, the Collection Accounts, each Subservicer Custodial Account and, in each case, all amounts deposited therein, accounts (including any interest of Sellers in escrow accounts) and any other contract rights, instruments, accounts, payments, rights to payment (including payments of interest or finance charges), general intangibles and other assets relating to the Purchased Assets (including, without limitation, any other accounts) or any interest in the Purchased Assets, and any proceeds of the Purchased Assets (including the related securitization proceeds) and dividends and distributions with respect to any of the foregoing and any other property, rights, title or interests as are specified on a Confirmation and/or Trust Receipt, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Repurchase Assets”).

b.                                            Intent.  The foregoing grants of security interests set forth in Section 8.a are intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

c.                                             Financing Statements.  Each Seller agrees to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect Buyer’s security interest created hereby.  Furthermore, each Seller hereby authorizes Buyer to file financing statements relating to the Repurchase Assets, as Buyer, at its option, may deem appropriate.  Sellers shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 8.  For the avoidance of doubt, the parties hereby agree that no mortgages will be filed with respect to such security interest.

9.                          Payment and Transfer

Unless otherwise mutually agreed in writing, all transfers of funds to be made by Sellers hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at such account as Buyer shall specify to Sellers in writing.  Sellers acknowledge that they have no rights of withdrawal from the foregoing account.  All Purchased Assets transferred by one party hereto to the other party shall be in the case of a purchase by Buyer in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as Buyer may reasonably request.  All Purchased Assets shall be evidenced by a Trust Receipt.  Any Repurchase Price received by Buyer after 3:00 p.m. (New York City time) shall be deemed received on the next succeeding Business Day.

10.                   Conditions Precedent

a.                                            Initial Transaction.  As conditions precedent to the initial Transaction, Buyer shall have received on or before the day of such initial Transaction the following, in form and substance satisfactory to Buyer and duly executed by Sellers, as applicable, and each other party thereto:

(1)                                 Program Agreements.  The Program Agreements, duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

(2)                                 Security Interest. Evidence that all other actions necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer’s interest in the Purchased Assets and other Repurchase Assets have been taken, including, without limitation duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1.

(3)                                 Organizational Documents.  A certificate of the secretary of each Seller substantially in form and substance acceptable to Buyer, attaching certified copies of such party’s organizational documents and corporate resolutions or written consents approving the Program Agreements and transactions thereunder (either specifically or by general resolution or consent) and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Agreements.

(4)                                 Good Standing Certificate.  A certified copy of a good standing certificate from the jurisdiction of organization of each Seller, dated as of no earlier than the date ten (10) Business Days prior to the Purchase Date with respect to the initial Transaction hereunder.

(5)                                 Incumbency Certificate.  An incumbency certificate of the secretary of each Seller certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Agreements.

(6)                                 Opinion of Counsel.  An opinion of Sellers’ counsel, as to such matters as Buyer may reasonably request and in form and substance reasonably acceptable to Buyer, including, without limitation, with respect to (i) Buyer’s first priority lien on and perfected security interest in the Mortgage Loans that are Purchased Assets; (ii) Buyer’s perfected security interest in each Collection Account and the Subservicer Custodial Account; (iii) the non-contravention, enforceability and due authority opinions with respect to Sellers; (iv) the inapplicability of the Investment Company Act of 1940 to Sellers and (v) qualification of this Agreement as a “Securities Contract” and “Master Netting Agreement” under the Bankruptcy Code.

(7)                                 Fees.  Payment of any fees due to Buyer hereunder or under the other Program Agreements.

(8)                                 Due Diligence Review.  Buyer shall have completed, to its good faith satisfaction, its due diligence review of the related Mortgage Loans, Sellers, and Subservicers.

b.                                            All Transactions.  All Transaction hereunder are subject to the following conditions precedent:

(1)                                 Due Diligence Review.  Without limiting the generality of Buyer’s right to perform Post-Closing Due Diligence or Section 34 hereof, Buyer shall have completed, to its good faith satisfaction and subject to Post-Closing Diligence, its due diligence review of the related Mortgage Loans.

(2)                                 Required Documents.

(a)         With respect to each of the Mortgage Loans, the items required have been delivered to Custodian in accordance with the Custodial Agreement;

(b)         With respect to each of the Mortgage Loans, all applicable Servicers have delivered fully executed Subservicer Acknowledgements;

(c)          Sellers shall have delivered the related Seller Provided Diligence Package.

(3)                                 Transaction Documents.  Buyer or its designee shall have received on or before the day of such Transaction (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to Buyer and (if applicable) duly executed:

(a)         A Transaction Request, as applicable, and the Asset Schedule or other information required to be delivered by Sellers pursuant to Section 3.b hereof;

(b)         The Request for Certification and the related Asset Schedule delivered by Sellers, and the Trust Receipt and Custodial Asset Schedule delivered by Custodian; and

(c)          Such certificates or other documents as Buyer may reasonably request in good faith.

(4)                                 No Default.  (a) No Default, Event of Default or Regulatory Capital Event shall have occurred and be continuing and (b) no Subservicer Termination Event shall have occurred for which a replacement servicer has not been identified.

(5)                                 Requirements of Law.  Buyer shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions with a Pricing Rate based on LIBOR (as defined in the Pricing Side Letter).

(6)                                 Representations and Warranties.  Both immediately prior to the related Transaction, as applicable, and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Sellers in each Program Agreement shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(7)                                 Delivery of Current Property Value.  With respect to each Mortgage Loan, Sellers shall have delivered to Buyer an Appraisal, BPO or other valuation evidencing a Current Property Value and valuation date, and such other information as may be required by Buyer pursuant to Section 3 for such Purchased Asset.

(8)                                 Subservicers.  All current Subservicers have been approved by Buyer to continue servicing the related Mortgage Loans.

(9)                                 Eligibility Criteria and Concentration Limits. The related Mortgage Loans shall satisfy the eligibility criteria and concentration limits immediately preceding and subsequent to the related Purchase Date.

(10)                          Number of Purchase Dates. The occurrence of such Transaction shall not cause the cumulative number of Purchase Dates in the related calendar week, together, to exceed one (1).

(11)                          Minimum Purchase Price. The Purchase Price payable on the related Purchase Date shall be no less than $3,000,000.

(12)                          Maximum Aggregate Purchase Price; Margin Deficit. Immediately following the occurrence of such Transaction (i) the aggregate outstanding Purchase Price shall not exceed the Maximum Aggregate Purchase Price and (ii) there shall not be a Margin Deficit.

(13)                          Minimum Maintenance Amount.  Immediately prior to and following the occurrence of such Transaction, the aggregate outstanding Purchase Price is less than the Minimum Maintenance Amount.

11.                   Program; Costs

a.                                            Sellers shall reimburse Buyer for any of Buyer’s reasonable and documented out-of-pocket costs, including, but not limited to, due diligence review (including any Post-Closing Diligence), and reasonable out-of-pocket attorney’s fees, incurred by Buyer in determining the acceptability to Buyer of any Mortgage Loans.  Reasonable and documented out-of-pocket legal fees for any subsequent amendments to this Agreement or related documents (other than any amendments or documents required in connection with repurchase transactions by Buyer under Section 18 or any assignments or participations by Buyer under Section 22) shall be borne by Sellers.  Sellers shall pay ongoing custodial fees and expenses as set forth in the Custodial Agreement, and any other ongoing fees and expenses under any other Program Agreement.

b.                                            Upon the occurrence of a Regulatory Capital Event after the date hereof, from time to time, upon demand by Buyer (with a copy to Custodian), Sellers shall pay to Buyer an amount equal to Buyer’s additional costs resulting from such Regulatory Capital Event (as specified by Buyer); provided, however, that Sellers shall not be required to compensate Buyer for any increased costs incurred more than six (6) months prior to the date that Buyer notifies Sellers of such Regulatory Capital Event giving rise to such increased costs (except to the extent that such Regulatory Capital Event is applied retroactively in which case such six (6) month period shall be extended to include such period of retroactive effect).  Buyer shall not allocate any such increased costs to Sellers in any manner that adversely selects this Agreement or the transactions hereunder from other similar facilities of Buyer.  Notwithstanding anything to the contrary contained herein, if Buyer makes a demand for payment of costs under this Section 11.b, Sellers shall, at their election, be permitted to make an Optional Prepayment with respect to 100% of the Purchased Assets that are then subject to Transactions hereunder.  No Exit Fee shall be applicable in connection with a repurchase of Purchased Assets in connection with a Regulatory Capital Event.

c.                                             With respect to any Transaction, Buyer may conclusively rely upon, and shall incur no liability to Sellers in acting upon, any request or other communication that Buyer reasonably believes to have been given or made by a person authorized to enter into a Transaction, on Sellers’ behalf, whether or not such person is listed on the certificate delivered pursuant to Section 10(a)(5) hereof.  In each such case, Sellers hereby waive the right to dispute Buyer’s record of the terms of the request or other communication.

d.                                            Notwithstanding the assignment of any of Sellers rights or remedies under the Mortgage Loan Documents with respect to each Purchased Asset to Buyer, Sellers agree and covenant with Buyer to enforce diligently Sellers’ rights and remedies set forth in the Mortgage Loan Documents.

e.                                             (i)  Any payments made by any Seller to Buyer or a Buyer assignee hereunder shall be made free and clear of and without deduction for any Taxes, except as required by law. If any Seller shall be required by law (as determined in their good faith discretion) to deduct or withhold any Tax from any sums payable to Buyer or a Buyer assignee, then (i) such Seller shall make such deductions or withholdings and pay the full amount deducted to the relevant official body in accordance with applicable law; (ii) to the extent the withheld or deducted Tax is an Indemnified Tax or Other Tax, the sum payable shall be increased as necessary so that after making all required deductions (including deductions for Indemnified Taxes or Other Taxes applicable to additional sums payable under this Section 11(e)(i)) Buyer or Buyer assignee receives an amount equal to the sum it would have received had no such deductions been made; and (iii) Sellers shall notify Buyer or Buyer assignee of the amount paid and shall provide the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing such payment within ten (10) days thereafter. Sellers shall otherwise indemnify Buyer for any Indemnified Taxes or Other Taxes imposed on Buyer (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 11(e)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority.

(ii)  Buyer and any Buyer assignee shall deliver to each of Sellers, at the time or times reasonably requested by Sellers, such properly completed and executed documentation reasonably requested by Sellers as will permit payments made hereunder to be made without withholding or at a reduced rate of withholding. In addition, Buyer and any Buyer assignee, if reasonably requested by Sellers, shall deliver such other documentation prescribed by applicable law or reasonably requested by Sellers as will enable Sellers to determine whether or not such Buyer or Buyer assignee is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, Buyer or Buyer assignee shall deliver to each of the Sellers:

(A) in the case of a Buyer or Buyer assignee which is a “U.S. Person” as defined in section 7701(a)(30) of the Code, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 certifying that it is not subject to backup withholding;

(B) in the case of a Buyer or Buyer assignee which is not a “U.S. Person” as defined in Code section 7701(a)(30): (I) a properly completed and executed IRS Form W-8BEN, Form W-8BEN-E or W-8ECI, as appropriate, evidencing entitlement to a zero percent or reduced rate of U.S. federal income tax withholding on any payments made hereunder, (II) in the case of such non-U.S. Person claiming exemption from the withholding of U.S. federal income tax under Code sections 871(h) or 881(c) with respect to payments of “portfolio interest,” a duly executed certificate to the effect that such non-U.S. Person is not (x) a “bank” within the meaning of Code section 881(c)(3)(A), (y) a “10 percent shareholder” of Sellers or affiliate thereof, within the meaning of Code section 881(c)(3)(B), or (z) a “controlled foreign corporation” described in Code section 881(c)(3)(C), (III) to the extent such non-U.S. person is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such non-U.S. person is a partnership and one or more direct or indirect partners of such non-U.S. person are claiming the portfolio interest exemption, such non-U.S. person may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner, and (IV) executed originals of any other form or supplementary documentation prescribed by law as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by law to permit Sellers to determine the withholding or deduction required to be made.

(C) if a payment made to a Buyer or Buyer assignee under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Buyer or assignee were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Buyer or assignee shall deliver to Sellers at the time or times prescribed by law and at such time or times reasonably requested by Sellers such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Sellers as may be necessary for Sellers to comply with their obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 11(e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

The applicable IRS forms referred to above shall be delivered, properly completed and executed by each applicable Buyer or Buyer assignee on or prior to the date on which such person becomes a Buyer or Buyer assignee under this Agreement, as the case may be, and upon the obsolescence or invalidity of any IRS form previously delivered by it hereunder.

f.                                        Any indemnification payable by Sellers to Buyer or any Buyer assignee for Indemnified Taxes or Other Taxes that are imposed on Buyer or a Buyer assignee, as described in Section 11(e)(i) hereof, shall be paid by Sellers within ten (10) days after written demand therefor.  As part of any such written demand for payment, Buyer or the relevant Buyer assignee shall deliver a certificate to Sellers (along with a copy of the applicable documents from the relevant Governmental Authority) setting forth a calculation of the amount of Indemnified Taxes or Other Tax for which the demand is made, which calculated amount shall be conclusive absent manifest error.  Buyer or relevant Buyer assignee also shall timely deliver to Sellers a receipt (or other evidence reasonably satisfactory to Sellers) of the actual payment of Indemnified Taxes or Other Taxes with respect to which the indemnification request relates.

g.                                             If Buyer or Buyer assignee determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by Sellers or with respect to which Sellers have paid additional amounts pursuant to this

Section, it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Sellers under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by Buyer or Buyer assignee and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the indemnifying party, upon the request of Buyer or Buyer assignee, agrees to repay the amount paid over to them (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event Buyer or Buyer assignee is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 11(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 11(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

h.                                            Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes to treat each Transaction as indebtedness of Sellers that is secured by the Purchased Assets, and the Purchased Assets as owned by Sellers in the absence of an Event of Default by Sellers. Buyer and Sellers agree that they will treat and report for all tax purposes the Transactions entered into hereunder as one or more loans from Buyer to Sellers secured by the Purchased Assets, unless otherwise prohibited by law or upon a final determination by any taxing authority that the Transactions are not loans for tax purposes.

12.                   Servicing and Management of Mortgage Loans

a.                    Pursuant to the Subservicing Agreements, Sellers and their Affiliates, respectively, have contracted with the Subservicers to service and manage the Mortgage Loans consistent with the degree of skill and care that Sellers customarily require with respect to similar Mortgage Loans owned or managed by it and in accordance with Servicing Guidelines.  The Sellers shall, and shall cause the Subservicers to (i) comply with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing and management responsibilities hereunder and (iii) not impair the rights of Buyer in any Mortgage Loans or any payment thereunder.  Buyer may terminate the servicing or management of any Mortgage Loans with the then-existing servicer or managers in accordance with Section 12(e) hereof.

b.                    Sellers shall and shall cause the Subservicers to hold or cause to be held all escrow funds collected by Servicers and Subservicers with respect to any Mortgage Loans in the related Subservicer Custodial Accounts or other trust accounts and shall apply the same for the purposes for which such funds were collected.

c.                     Sellers shall and shall cause the Subservicer to deposit, no later than two (2) Business Days after receipt thereof, all Income received by the Subservicer in respect of the Purchased Assets into the related Subservicer Custodial Account; provided, however, that any such proceeds payable in connection with Third-Party Sales of Mortgage Loans shall be deposited directly into the applicable Collection Account by such Subservicer.

d.                    Sellers shall provide to Buyer a Subservicer Acknowledgement addressed to and agreed to by each Servicer and Subservicer, advising Subservicers of such matters as Buyer may reasonably request, including, without limitation, recognition by Subservicers of Buyer’s interest in such Mortgage Loans and each Subservicer’s agreement that upon receipt of notice of an Event of Default from Buyer, it will follow the instructions of Buyer with respect to the Mortgage Loans and any related Income with respect thereto.

e.                     Upon prior written notice following the occurrence and during the continuance of (x) an Event of Default, or (y) subject to the penultimate sentence of this Section 12(e), a Subservicer Termination Event, Buyer shall have the right to terminate or cause Sellers to terminate the related Subservicer’s right to service the Mortgage Loans, without payment of any penalty or termination fee under the Subservicing Agreement or any other related agreement, as applicable.  Upon receipt of such notice or upon resignation of any Subservicer, Sellers and the applicable Subservicers shall cooperate in transferring the applicable servicing of the Mortgage Loans to a successor Subservicer selected by Sellers and reasonably acceptable to Buyer. Upon the occurrence and during the continuance of an Event of Default, Buyer shall have the right to appoint such successor in Subservicer its sole and absolute discretion. Provided no Event of Default has occurred and is continuing, upon a Subservicer Termination Event, Sellers shall have the right to identify and appoint a successor Subservicer, provided that (A) Sellers identify such successor within thirty (30) days after the occurrence of the Subservicer Termination Event which successor is another Subservicer approved by Buyer (such approval not to be unreasonably withheld, conditioned or delayed) and (B) Sellers cause such appointed Subservicer to accept a servicing transfer within ninety (90) days after the occurrence of the Subservicer Termination Event. If Sellers do not satisfy clauses (A) and (B) of the proceeding sentence, Buyer shall have the right to appoint such successor in its sole and absolute discretion.

f.                      If Sellers should discover that, for any reason whatsoever, Sellers or any entity responsible to Sellers for servicing any such Mortgage Loan has failed to perform in any material respect Sellers’ obligations under the Program Agreements with respect to Servicing or any of the obligations of such entities with respect to servicing the Mortgage Loans, Sellers shall promptly notify Buyer.

13.                   Representations and Warranties

a.                                            Each Seller represents and warrants to Buyer as of the date hereof and as of each Purchase Date (or as of such date otherwise set forth herein) for any Transaction, that:

(1)                                 Seller Existence.  Trust Seller has been duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Delaware.  As of the Effective Date, REIT Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland.

(2)                                 Licenses.  Each Seller is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action or such default is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect.  Each Seller has the requisite power and authority and legal right to purchase Mortgage Loans and to own, sell and grant a lien on all of its right, title and interest in and to the Mortgage Loans, and to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, each Program Agreement and any Transaction Request.

(3)                                 Power.  Each Seller has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.

(4)                                 Due Authorization.  Each Seller has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Agreements, as applicable.  Each Program Agreement has been (or, in the case of Program Agreements not yet executed, will be) duly authorized, executed and delivered by each Seller, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against each Seller in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.

(5)                                 Financial Statements.  Each Seller has heretofore furnished to Buyer a copy of (a) its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the fiscal year of such Seller ended December 31, 2020 and the related consolidated statements of income and retained earnings and of cash flows for the such Seller and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year (if any), with the opinion thereon of KPMG LLP and (b) its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the quarterly fiscal period of such Seller ended March 31, 2021, and the related consolidated statements of income and partner’s capital and of cash flows for such Seller and its consolidated Subsidiaries for such quarterly fiscal period, setting forth in each case in comparative form the figures for the previous year.  All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of the such Seller and its Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis.  Since the date of the most recent financial statements delivered to Buyer, except as otherwise disclosed in writing to Buyer prior to the date hereof or prior to any Purchase Date, there has been no material adverse change in the consolidated business, operations or financial condition of such Seller and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements nor is such Seller aware of any state of facts which (with notice or the lapse of time) would or could result in any such Material Adverse Change.

(6)                                 Event of Default.  There exists no Event of Default under Section 15.b hereof, which default gives rise to a right to accelerate indebtedness as referenced in Section 15.b hereof, under any Indebtedness of any Seller.

(7)                                 Solvency.  Each Seller is solvent and will not be rendered insolvent by any Transaction and, after giving effect to such Transaction, will not be left with an unreasonably small amount of capital with which to engage in its business.  No Seller intends to incur, and does not believe that it has incurred, debts beyond its ability to pay such debts as they mature. No Seller is contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets.  The amount of consideration being received by each Seller upon the sale of the Purchased Assets to Buyer constitutes reasonably equivalent value and fair consideration for such Purchased Assets.  No Seller is transferring any Purchased Assets with any intent to hinder, delay or defraud any of their creditors.

(8)                                 No Conflicts.  The execution, delivery and performance by each Seller of each Program Agreement (i) does not conflict with any term or provision of the formation documents, by-laws or other governing documents of each Seller or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to each Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over each Seller, which conflict could be reasonably expected to have a Material Adverse Effect and (ii) will not result in any violation of any mortgage, instrument, agreement or obligation to which each Seller is a party.

(9)                                 True and Correct Disclosure. All information, reports, exhibits, schedules, financial statements or certificates of each Seller or any Affiliate thereof furnished to Buyer in connection with the initial or any ongoing due diligence of each Seller or any Affiliate, negotiation, preparation, or delivery of the Program Agreements are true and correct in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

(10)                          Approvals.  No consent, approval, authorization or order of, registration or filing with, or notice to any Governmental Authority or court is required under applicable law in connection with the execution, delivery and performance by each Seller of each Program Agreement (other than consents, approvals and filings that have been obtained or made, as applicable, or that, if not obtained or made, are not reasonably likely to have a Material Adverse Effect).

(11)                          Litigation.  Except as otherwise disclosed in writing to Buyer prior to the date hereof or prior to any Purchase Date, there is no action, proceeding or investigation pending with respect to which any Seller has received service of process or, to Sellers’ Knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated any Program Agreement, (C) making a claim individually or in an aggregate amount greater than

$5,000,000 or (D) which could reasonably be expected to materially and adversely affect the validity of the Purchased Assets or the performance by it of its obligations under, or the validity or enforceability of any Program Agreement.

(12)                          Material Adverse Change.  Except as otherwise disclosed in writing to Buyer prior to any Purchase Date, there has been no material adverse change in the business, operations, financial condition or properties of each Seller or its Affiliates taken as a whole since the date set forth in the most recent financial statements supplied to Buyer.

(13)                          Ownership.  Upon payment of the Purchase Price and the filing of the financing statement and delivery of the Asset Files to the Custodian and the Custodian’s receipt of the related Request for Certification, Buyer shall either (i) become the sole owner of the Purchased Assets and related Repurchase Assets or (ii) to the extent any Transactions hereunder are deemed to be loans instead of sales and purchases as intended by the parties, have a valid and perfected security interest in and to the Purchased Assets and related Repurchase Assets to the extent such security interest can be perfected by possession, filing or control under the UCC, in each instance, free and clear of all liens and encumbrances other than those created pursuant to this Agreement or the other Program Agreements.

(14)                          Reserved.

(15)                          Taxes.  Each Seller and its Subsidiaries have timely filed all tax returns that are required to be filed by them (taking into account any applicable extensions) and have paid all Taxes due and payable (whether or not shown on such returns), except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.  The charges, accruals and reserves on the books of each Seller and its Subsidiaries in respect of Taxes and other governmental charges are, in the opinion of each Seller, adequate.

(16)                          Investment Company.  None of any Seller or any of its respective Subsidiaries is an “investment company”, or company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.  Each Seller is relying upon an exception or exemption from the registration requirements of the Investment Company Act as set forth in Section 3(c)(7) of the Investment Company Act.

(17)                          Sellers’ Chief Executive Office; Jurisdiction of Organization.  On the Effective Date, each Sellers’ chief executive office, is, and has been, located at 3060 Peachtree Road NW, Suite 500, Atlanta, Georgia, 30305.  On the Effective Date, each Seller’s jurisdiction of organization is Delaware.  Each Seller shall provide Buyer with thirty (30) days advance notice of any change in such Seller’s principal office or place of business, legal name or jurisdiction.  No Seller has a trade name.  During the preceding five years, no Seller has been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

(18)                          Location of Books and Records.  The locations where each Seller keeps its books and records, including all computer tapes and records relating to the Purchased Assets and the related Repurchase Assets is its chief executive offices.

(19)                          Reserved.

(20)                          ERISA.  Each Plan to which each Seller or its Subsidiaries make direct contributions, and, to the knowledge of each Seller, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law.

(21)                          Adverse Selection.  Each Seller has not selected the Purchased Assets in a manner so as to adversely affect Buyer’s interest.

(22)                          Agreements.  Except as otherwise disclosed in writing to Buyer prior to any Purchase Date, none of any Seller or any Subsidiary thereof is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the businesses, operations, properties, or financial conditions of each Seller.  Except as otherwise disclosed in writing to Buyer prior to any Purchase Date, no holder of any indebtedness of any Seller or of any of their Subsidiaries has given notice of any asserted default thereunder.

(23)                          Other Indebtedness.  All Indebtedness (other than Indebtedness evidenced by this Agreement) of each Seller in excess of $500,000 existing on the date hereof is listed on Exhibit F hereto (the “Existing Indebtedness”).

(24)                          No Reliance.  Each Seller has made or will make its own independent decisions to enter into the Program Agreements and each Transaction, and as to whether such Transaction, is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed or will deem necessary.  No Seller is relying upon any advice from Buyer as to any aspect of the Transactions, as applicable, including without limitation, the legal, accounting or tax treatment of such Transactions, as applicable.

(25)                          Plan Assets.  No Seller is an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, or a “plan” described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, and the Purchased Assets are not “plan assets” within the meaning of 29 CFR §2510.3-101 as amended by Section 3(42) of ERISA, and transactions by or with each Seller are not subject to any state or local statute regulating investments or fiduciary obligations with respect to governmental plans (within the meaning of Section 3(32) of ERISA) that would be violated by the transactions contemplated hereunder.

(26)                          No Prohibited Persons.  None of any Seller or any of its Affiliates is an entity or person: (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, https://www.treasury.gov/ofac/downloads/sdnlist.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).

b.                                            With respect to every Purchased Asset, each Seller represents and warrants to Buyer as of the applicable Purchase Date for any Transaction and each date thereafter that each representation and warranty set forth on Schedule 1-A is true and correct, except as disclosed to Buyer in writing prior to the Purchase Date for any Purchased Asset and approved by Buyer (as set forth in the Confirmation for such Purchased Asset) or as disclosed in any Post-Closing Diligence delivered to Buyer for any Purchased Asset.

c.                                             The representations and warranties set forth in this Agreement shall survive transfer of the Purchased Assets to Buyer and shall continue for so long as the Purchased Assets are subject to this Agreement.  Upon discovery by each Seller, any Servicer, Subservicer or Buyer of any breach of any of the representations or warranties set forth in this Agreement, the party discovering such breach shall promptly give notice of such discovery to the others. If such breach relates to the representations and warranties referenced in Section 13.b and is not cured within thirty (30) days of the earlier of (i) each Seller’s Knowledge thereof or (ii) the receipt by each Seller of notice thereof from Buyer, Buyer has the right to require Sellers to repurchase and remit the applicable Repurchase Price within one (1) Business Day after receipt of notice from Buyer.

14.                   Covenants

Sellers covenant with Buyer that, during the term of this facility:

a.                                            Litigation.  Sellers will promptly, and in any event within ten (10) Business Days after service of process on any of the following, give to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened in writing or pending) or other legal or arbitrable proceedings affecting any Seller or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually or in an aggregate amount greater than $5,000,000, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect.

Sellers will promptly provide notice of any judgment, which with the passage of time, could reasonably be expected to cause an Event of Default hereunder.

b.                                            Prohibition of Fundamental Changes.  No Seller shall enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve (or suffer any liquidation, winding up or dissolution) or other than as contemplated by the Program Agreements or otherwise in the ordinary course of business sell all or substantially all of their assets.

c.                                             Servicing and Management.  Sellers shall not cause the Purchased Assets to be serviced by any Subservicer other than a Subservicer expressly approved in writing by Buyer, which approval shall not be unreasonably withheld or delayed and is hereby deemed granted by Buyer with respect to SPS and Fay with the execution of this Agreement.

d.                                            Insurance.  The Sellers shall maintain or cause Approved Originators that are Affiliates of Sellers to maintain Fidelity Insurance in an aggregate amount at least equal to $1,000,000.

e.                                             No Adverse Claims.  Sellers warrants and will defend, and shall cause Subservicer, as applicable, to defend, the right, title and interest of Buyer in and to all Purchased Assets and the related Repurchase Assets against all adverse claims and demands.

f.                                              Assignment.  Except as permitted herein, Sellers shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Assets or any interest therein, provided that this Section shall not prevent any transfer of Purchased Assets in accordance with the Program Agreements.

g.                                             Security Interest.  Sellers shall do all things necessary to preserve the Mortgage Loans that are Purchased Assets and the related Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder to the extent that a security interest therein can be perfected under the UCC by filing of a financing statement in the appropriate filing office or by possession.

h.                                            Records.

(1)                                 Sellers shall maintain or cause to be maintained all Records relating to the Purchased Assets in accordance with industry custom and practice for assets similar to the Purchased Assets, including those maintained pursuant to the preceding subparagraph, and all such Records shall be in Custodian’s possession pursuant to the terms of the Custodial Agreement unless Buyer otherwise approves.  Except in accordance with the Custodial Agreement, Sellers will not consent to any such papers, records or files that are an original to leave Custodian’s possession.  Sellers shall, or shall cause the Subservicer of the Purchased Assets to, maintain all such Records not in the possession of Custodian in accordance with industry practices for assets similar to the Purchased Assets.

(2)                                 For so long as Buyer has an interest in or lien on any Purchased Asset, Sellers will hold or cause to be held all related Records in trust for Buyer.  Sellers shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Buyer granted hereby.

(3)                                 Upon reasonable advance notice from Custodian or Buyer, Sellers shall (x) make any and all such Records available to Custodian or Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Buyer or its authorized agents to discuss the affairs, finances and accounts of Sellers with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Sellers with its independent certified public accountants.

i.                                                Books.  Sellers shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Assets to Buyer.

j.                                               Approvals.  Sellers shall maintain all material licenses, permits or other approvals necessary for Sellers to conduct their businesses and to perform their obligations under the Program Agreements, and Sellers shall conduct their businesses in accordance with applicable law in all material respects.

k.                                            Material Change in Business.  None of any Seller shall make any material change in the nature of their businesses as carried on the date hereof that would be reasonably likely to have a Material Adverse Effect, other than as contemplated by REIT Seller’s public filings.

l.                                                Servicing Advances. To the extent any Subservicer fails to make any Servicing Advances, Sellers shall request that such Subservicer make such Servicing Advance and if such Subservicer shall continue to the do the same, Sellers shall make such Servicing Advances promptly after Sellers have knowledge of Subservicer’s failure to do the same.

m.                                        Distributions.  If an Event of Default has occurred and is continuing, Sellers shall not pay any dividends or distributions for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest in Sellers, either directly or indirectly, whether in cash or property or in obligations of Sellers; provided that notwithstanding anything herein to the contrary, Sellers shall be permitted to pay any such dividends as are required for REIT Seller to maintain its REIT Status.

n.                                            Applicable Law.  Sellers shall comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority.

o.                                            Existence.  Sellers shall preserve and maintain (i) their legal existence and (ii) all of their material rights, privileges, licenses and franchises except to the extent the failure to maintain any such rights, privileges, licenses and franchises would not reasonably be expected to have a Material Adverse Effect.

p.                                            Chief Executive Office; Jurisdiction of Organization.  Sellers shall not move their chief executive offices from the addresses referred to in Section 13.a(17) or change their jurisdictions of organization from the jurisdictions referred to in Section 13.a(17) unless they shall have provided Buyer thirty (30) days’ prior written notice of such change.

q.                                            Taxes.  Sellers shall timely file all tax returns that are required to be filed by them and shall timely pay and discharge all Taxes, assessments and governmental charges or levies imposed on them or on their income or profits or on any of their property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

r.                                               Transactions with Affiliates.  Sellers will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate, unless such transaction is (a) in the ordinary course of either Sellers’ businesses and (b) upon fair and reasonable terms no less favorable to Sellers than either would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section to any Affiliate.

s.                                              Reserved.

t.                                               Reserved.

u.                                            Subservicer.  None of any Seller shall, without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed), (i) remove any Subservicer; or (ii) amend or modify any Subservicing Agreement in a manner that could materially and adversely affect the interests of Buyer; provided that Sellers shall notify Buyer of all amendments and modifications of any Subservicing Agreement by providing a copy of such amendment to Buyer promptly after execution thereof.

v.                                            True and Correct Information.  All information, reports, exhibits, schedules, financial statements or certificates of Sellers or any of their officers furnished to Buyer hereunder and during Buyer’s diligence of Sellers are and will be true and correct in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading, in each case as of the date provided or such other date expressly set forth therein.  All required financial statements delivered by Sellers to Buyer pursuant to this Agreement shall be prepared in accordance with U.S. GAAP, or, if applicable, the appropriate SEC accounting regulations.

w.                                          No Pledge.  Sellers shall not pledge, transfer or convey any security interest in the Collection Accounts or the Subservicer Custodial Accounts to any Person without the express written consent of Buyer.

x.                                            Plan Assets.  None of any Seller shall be an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, or a “plan” described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code and Sellers shall not use “plan assets” within the meaning of 29 CFR §2510.3-101, as amended by Section 3(42) of ERISA, to engage in this Agreement or any Transaction hereunder. Transactions by or with any Seller shall not be subject to any state or local statute regulating investments of or fiduciary obligations with respect to governmental plans (within the meaning of Section 3(32) of ERISA) that would be violated by the transactions contemplated hereunder.

y.                                            Servicing Transfer.  Sellers shall ensure that the servicing of each Mortgage Loan has been transferred to, and successfully onboarded by, the related Subservicer within forty five (45) days of the related Purchase Date.

z.                                             Regulation G, T, U or X.  No Seller is in the business of acquiring a security that is margin stock or that would violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.  The proceeds of each Transaction paid to Sellers will be used only for the benefit of Sellers or any subsidiary and not for any other Person.

aa.                                     Most Favored Status. Sellers and Buyer each agree that should any Sellers or any Subsidiary thereof enter into a repurchase agreement or credit facility with any Person other than Buyer or an Affiliate of Buyer which by its terms provide more favorable terms to Buyer with respect to any financial covenants set forth in Section 4 of the Pricing Side Letter or any substantially similar covenants (a “More Favorable Agreement”), Sellers shall give Buyer prompt notice thereof and the terms of this Agreement shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement; provided, that in the event that such More Favorable Agreement is terminated, upon notice by Sellers to Buyer of such termination, the original terms of this Agreement shall be deemed to be automatically reinstated.  Sellers and Buyer further agree to execute and deliver any new guaranties, agreements or amendments to this Agreement evidencing such provisions, provided that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of the parties hereto.

bb.                                     Subservicer Default.   Each Seller shall promptly, after it has Knowledge thereof, notify Buyer of any failure by a Subservicer to make, or cause to be made, servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgage Loan or Mortgaged Property.

cc.                                       REIT Status.  REIT Seller shall elect to be taxed as a REIT as of the filing of its 2019 tax return with the Internal Revenue Service and shall maintain its REIT Status thereafter at all times.

15.                   Events of Default

Each of the following shall constitute an “Event of Default” hereunder:

a.                                            Payment Failure.  Failure of Sellers to (i) make any payment of Price Differential or Repurchase Price, on a Payment Date, Optional Prepayment Date or a Repurchase Date or otherwise, whether by acceleration or otherwise, under the terms of this Agreement, any other warehouse and security agreement or any other document evidencing or securing Indebtedness of Sellers to Buyer or to any Affiliate of Buyer (subject to any applicable cure periods), (ii) cure any Margin Deficit when due pursuant to Section 6.a hereof or (iii) unless otherwise specified in this Section 15, make payment of any Draw Fee or other sum which has become due under the terms of this Agreement or any other Program Agreement which failure under this clause (iii) is not remedied within five (5) Business Days after written notice from Buyer.

b.                                            Cross Default.  Sellers shall be in default under (i) any Indebtedness, in the aggregate, in excess of (x) $1,000,000 of any Seller or Sellers in the aggregate or of such Affiliate; which default (1) involves the failure to pay (subject to any applicable cure period) a matured obligation, or (2) permits the acceleration of the maturity of such Indebtedness by any other party to or beneficiary with respect to such Indebtedness, or (ii) any other contract or contracts (excluding any Non-Recourse Debt), in the aggregate in excess of $5,000,000 to which any Seller is a party which default (1) involves the failure by Sellers to pay (subject to any applicable cure period) a matured obligation, or (2) permits the acceleration of the maturity of obligations of Sellers or such Affiliate by any other party to or beneficiary of such contract.

c.                                             Assignment.  Assignment or attempted assignment by any Seller of this Agreement or any rights hereunder without first obtaining the specific written consent of Buyer, or the granting by Sellers of any security interest, lien or other encumbrances on any Purchased Assets to any person other than Buyer.

d.                                            Insolvency.  An Act of Insolvency shall have occurred with respect to Sellers.

e.                                             Reserved.

f.                                              Breach of Financial Representation or Covenant or Obligation. A breach by (i) Sellers of any of the representations, warranties or covenants or obligations set forth in Sections 13.a(7), 13.a(12), 14.b, 14.o(i), 14.w or 14.z of this Agreement or (ii) REIT Seller of any of the representations, warranties or covenants or obligations set forth in Section 4 of the Pricing Side Letter.

g.                                             Breach of Non-Financial Representation or Covenant.  A breach by Sellers of any other representation, warranty (other than the representations and warranties set forth in Section 13.b or Schedule 1) or covenant set forth in this Agreement (and not otherwise specified in Section 15.f above), including any failure of Sellers to deliver any report required to be delivered under this Agreement or any other Program Agreement, if such breach is not cured within ten (10) Business Days of Sellers’ Knowledge thereof or receipt of notice from Buyer thereof, or such longer period as may be reasonably necessary to cure such breach, not to exceed thirty (30) calendar days from the earlier of Sellers’ Knowledge or the date of receipt of written notice from Buyer.  Notwithstanding anything to the contrary contained herein or in any Program Agreement, the representations and warranties set forth in Section 13.b or Schedule 1, shall be considered solely for the purpose of determining the Asset Value, and the existence of a Margin Deficit with respect to a Mortgage Loan, and in no event shall a breach of any such representations or warranties constitute an Event of Default unless Sellers shall (i) fail to cure such breach or repurchase the related Mortgage Loan within the required time frames under Section 13.c hereof or (ii) shall have made any such representations and warranties with Knowledge that they were materially false or misleading at the time made.

h.                                            Change of Control.  The occurrence of a Change in Control that has not been consented to in writing by Buyer.

i.                                                Failure to Transfer.  A Seller fails to transfer the Purchased Assets to Buyer upon Buyer’s payment of the Purchase Price to such Seller on the applicable Purchase Date.

j.                                               Judgment.  A final non-appealable judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against any Seller by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof.

k.                                            Government Action.  Any Governmental Authority or any person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of any Seller, or shall have taken any action that is reasonably likely to result in the displacement of the management of any Seller or to materially curtail its authority in the conduct of the businesses of any Seller, and such action provided for in this Section 15.k shall not have been discontinued or stayed within thirty (30) days.

l.                                                Reserved.

m.                                        Security Interest.  This Agreement shall for any reason cease to create a valid, first priority security interest in any portion of the Purchased Assets or other Repurchase Assets purported to be covered hereby (other than as a result of any action or inaction by Buyer), and such breach is not cured within two (2) Business Days after the earlier of Sellers’ Knowledge or receipt of written notice from Buyer thereof.

n.                                            Financial Statements.  Each Seller’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of such Seller as a “going concern” or a reference of similar import.

o.                                            Reserved.

p.                                            Reserved.

q.                                            REIT Status.                          REIT Seller fails to qualify as a REIT following the filing of its 2019 tax return with the Internal Revenue Service (after receipt of written notice thereof from the Internal Revenue Service and after giving effect to any cure or corrective periods or allowances or other actions, including pursuant to Code Sections 856(c), 857, and 860, permitted to be taken by REIT Seller to maintain its REIT Status).

r.                                               Subservicer Default. (i) Sellers have not identified a successor servicer to Buyer within thirty (30) days of an uncured Subservicer Termination Event or (ii) the transfer of servicing to a successor servicer acceptable to Buyer has not occurred within sixty (60) days of an uncured Subservicer Termination Event or an Event of Default relating to any Servicer.

s.                                              Servicing Advances.  Failure of the REIT Seller to make, or cause to be made, Servicing Advances with respect to the Purchased Assets in the event any Subservicer fails to do so, if such failure is not cured within five (5) Business Days of notice thereof from Buyer.

t.                                               Investment Company. Any Seller shall have become an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

u.                                            Deposits of Collections. Failure of Sellers to cause each Subservicer to comply with the deposit requirements set forth in Section 7.a hereof, if (i) such failure is not cured within two (2) Business Days after notice thereof from Buyer or (ii) the related Seller fails to replace such Subservicer within the applicable time period provided in Section 12.e, with a Subservicer expressly approved in writing by Buyer, which approval shall not be unreasonably withheld or delayed.

v.                                            Exit Fee. The Sellers shall fail to pay the Exit Fee to Buyer in accordance with terms of the Pricing Side Letter, which failure continues beyond five (5) Business Days after Sellers receive written notice thereof from Buyer.

16.                   Remedies Upon Default

In the event that an Event of Default shall have occurred and be continuing:

a.                                            At the option of Buyer, exercised by written notice to Sellers (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency of Sellers), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (an “Accelerated Repurchase Date”)(except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled).  Buyer shall (except upon the occurrence of an Act of Insolvency of Sellers) give notice to Sellers of the exercise of such option as promptly as practicable.

b.                                            If Buyer exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Section, (i) Sellers’ obligations in such Transactions to repurchase all Purchased Assets, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Section, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied, in Buyer’s sole discretion, to the aggregate unpaid Repurchase Prices for all outstanding Transactions and any other amounts owing by Sellers hereunder and any remainder shall be paid to Sellers, and (iii) Sellers shall immediately deliver to Buyer the Asset Files relating to any Purchased Assets subject to such Transactions then in Sellers’ possession or control.

c.                                             Buyer also shall have the right to obtain physical possession, and to commence an action to obtain physical possession, of all Records and files of Sellers and all documents relating to the Purchased Assets which are then or may thereafter come in to the possession of Sellers.  To obtain physical possession of any Purchased Assets, Buyer shall present to Custodian a Trust Receipt.  Without limiting the rights of Buyer hereto to pursue all other legal and equitable rights available to Buyer for any Sellers’ failure to perform its obligations under this Agreement, both Sellers acknowledge and agree that the remedy at law for any failure to perform obligations hereunder would be inadequate and Buyer shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Buyer from pursuing any other remedies for such breach, including the recovery of monetary damages.

d.                                            Buyer shall have the right to direct all Subservicers then servicing any Purchased Assets to remit all collections thereon to Buyer, and if any such payments are received by Sellers, Sellers shall not commingle the amounts received with other funds of Sellers and shall promptly pay them over to Buyer.  Buyer shall also have the right to terminate any one or all of the Subservicers then servicing any Purchased Assets with or without cause.  In addition, Buyer shall have the right to immediately sell the Purchased Assets, and liquidate all Repurchase Assets.  Such disposition of Purchased Assets may be, at Buyer’s option, on either a servicing-released or a servicing-retained basis.  Buyer shall not be required to give any warranties as to the Purchased Assets with respect to any such disposition thereof.  Buyer may specifically disclaim or modify any warranties of title or the like relating to the Purchased Assets.  The foregoing procedure for disposition of the Purchased Assets and liquidation of the Repurchase Assets shall not be considered to adversely affect the commercial reasonableness of any sale thereof.  Sellers agree that it would not be commercially unreasonable for Buyer to dispose of the Purchased Assets,  or dispose of the Repurchase Assets or any portion thereof by using Internet sites that provide for the auction of assets similar to the Purchased Assets or the Repurchase Assets, or that have the reasonable capability of doing so, or that match buyers and Sellers of assets.  Buyer shall be entitled to place the Purchased Assets in a pool for issuance of securities at the then-prevailing price for such securities and to sell such securities for such prevailing price in the open market.  Buyer shall also be entitled to sell any or all of such

Purchased Assets individually for the prevailing price. Buyer shall also be entitled, in its sole discretion to elect, in lieu of selling all or a portion of such Purchased Assets to give Sellers credit for such Purchased Assets and the Repurchase Assets in an amount equal to the Market Value of the Purchased Assets against the aggregate unpaid Repurchase Price and any other amounts owing by Sellers hereunder.

e.                                             Upon the occurrence and continuance of one or more Events of Default, Buyer may apply any proceeds from the liquidation of the Purchased Assets and Repurchase Assets to the Repurchase Prices hereunder and all other Obligations in the manner Buyer deems appropriate in its sole discretion until all Obligations are paid in full, and shall pay any remainder to Sellers.

f.                                              Sellers recognize that the market for the Purchased Assets may not be liquid and as a result it may not be possible for Buyer to sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner.  Sellers further recognize that Buyer may be unable to effect a public sale of any or all of the Purchased Assets, by reason of certain prohibitions contained in the 1934 Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not a view to the distribution or resale thereof.  In view of the nature of the Purchased Assets, Sellers agree that liquidation of any Purchased Asset may be conducted in a private sale and at such price as Buyer may deem commercially reasonable.

g.                                             Reserved.

h.                                            Sellers shall be liable to Buyer for (i) the amount of all reasonable out-of-pocket legal or other expenses (including, without limitation, all out-of-pocket costs and expenses of Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of counsel (including the costs of internal counsel of Buyer) incurred in connection with or as a result of an Event of Default, (ii) an amount equal to the actual out-of-pocket losses, costs and expenses which Buyer incurs from reemployment of funds obtained by Buyer hereunder or from fees payable to terminate the deposits from which such funds were obtained in each case for the remainder of the applicable Accrual Period (“Breakage Costs”) in connection with or as a result of an Event of Default, and (iii) any other out-of-pocket loss, damage, reasonable out-of-pocket cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

i.                                                To the extent permitted by applicable law, Sellers shall be liable to Buyer for interest on any amounts owing by Sellers hereunder, from the date Sellers become liable for such amounts hereunder until such amounts are (i) paid in full by Sellers or (ii) satisfied in full by the exercise of Buyer’s rights hereunder.  Interest on any sum payable by Sellers under this Section 16.h shall accrue at a rate equal to the Post Default Rate.

j.                                               Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under or applicable law.

k.                                            Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence and during the continuance of an Event of Default and, except to the extent provided in subsections (a) and (d) of this Section, at any time thereafter without notice to Sellers.  All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

l.                                                Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Sellers hereby expressly waive any defenses Sellers might otherwise have to require Buyer to enforce its rights by judicial process.  Sellers also waive any defense (other than a defense of payment or performance) Sellers might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies.  Sellers recognize that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

m.                                        Buyer shall have the right to perform reasonable due diligence with respect to Sellers and the Purchased Assets, which review shall be at the expense of Sellers.

17.                   Reports

a.                                            Default Notices.  Sellers shall furnish to Buyer notice of the occurrence of (i) any Event of Default hereunder or under any Program Agreement within one (1) Business Day after Sellers have Knowledge thereof and (ii) any event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default within two (2) Business Days after Sellers have Knowledge thereof.

b.                                            Financial Notices.  Each Seller shall furnish to Buyer (solely to the extent not publicly available):

(1)                                 within forty-five (45) calendar days after the end of each calendar quarter, the unaudited consolidated balance sheets of each Seller and their consolidated Subsidiaries as of the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for each Seller and their consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of the Responsible Officers of each Seller, as applicable, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of each Seller and their consolidated Subsidiaries in accordance with GAAP (other than solely with respect to footnotes, year-end adjustments and cash flow statements) consistently applied, as at the end of, and for, such period;

(2)                                 within one hundred and twenty (120) days after the end of each fiscal year of each Seller, the consolidated balance sheets of each Seller and its respective consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the each Seller and its respective consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall have no “going concern” qualification and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of each Seller and its respective consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;

(3)                                 at the time Sellers furnish each set of financial statements pursuant to Section 17.b(1) or (2) above, an Officer’s Compliance Certificate of the Responsible Officers of Sellers, as applicable, in the form attached as Exhibit A to the Pricing Side Letter;

(4)                                 promptly after written request from Buyer, such other information regarding the financial condition, operations, or businesses of any Seller as Buyer may reasonably request, provided same is in the possession of Sellers, and the particulars of any Event of Termination in reasonable detail.

(5)                                 Sellers shall provide Buyer, as part of the Officers’ Compliance Certificates delivered pursuant to Section 17.b(3) above, a list of all actions, notices, proceedings or investigations pending with respect to which Sellers have received service of process or other form of notice or, to the best of Sellers’ knowledge, threatened against them, before any court, administrative or governmental agency or other regulatory body or any rules or actions of a stock exchange or tribunal as of such date (A) asserting the invalidity of any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated under any Program Agreement, (C) making a claim individually in an amount greater than $2,500,000 or in an aggregate amount greater than $5,000,000, (D) which requires filing with the SEC in accordance with the 1934 Act or any rules thereunder or (E) which might materially and adversely affect the validity of the Purchased Assets or the performance by it of its obligations under, or the validity or enforceability of any Program Agreement.

(6)                                 From time to time, if any Mortgage Loan was consummated on or after January 10, 2014, Sellers shall provide Buyer with copies of all documentation in connection with the underwriting and origination of any Mortgage Loan that evidences compliance with the Ability to Repay Rule, as Buyer may reasonably request, as soon as possible but in any event no later than ten (30) Business Day following such request.

c.                                             Notices of Certain Events.  As soon as possible, and in any event within five (5) Business Days of Knowledge thereof, Sellers shall furnish to Buyer notice of the following events:

(1)                                 any material dispute, litigation, investigation (excluding any ordinary course investigations), proceeding or suspension between Sellers, on the one hand, and any Governmental Authority or any Person;

(2)                                 any material change in accounting policies or financial reporting practices of Sellers which if adversely determined could reasonably be expected to have a Material Adverse Effect;

(3)                                 that the underlying Mortgaged Property with respect to any Purchased Asset has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to affect materially and adversely the value of such Mortgage Loan; and

(4)                                 any material default beyond applicable notice and cure periods under the applicable Mortgage Loan Documents related to any Repurchased Asset or any Lien or security interest (other than security interests created hereby or by the other Program Agreements) on, or claim asserted against, any of the Purchased Assets.

d.                                            Portfolio Performance Data.  On or prior to each Reporting Date, Sellers shall furnish to Buyer (i) electronic Mortgage Loan performance data, including, without limitation, delinquency reports and volume information, broken down by product (i.e., delinquency, foreclosure and net charge-off reports) and (ii) for Mortgage Loans serviced by a Subservicer, electronically, in a format mutually acceptable to Buyer and Sellers, servicing information, including, without limitation, the Current Property Value, on an asset-by-asset basis and in the aggregate, with respect to the Mortgage Loans serviced by Sellers, any Subservicer (or any portion thereof) prior to the Reporting Date.

e.                                             Other Reports.  Sellers shall deliver to Buyer any other reports or information reasonably requested by Buyer or as otherwise required pursuant to this Agreement or as set forth in the Officer’s Compliance Certificate delivered pursuant to Section 17.b(3) above.

f.                                              Loan Activity Report.  On or prior to each Reporting Date, Sellers will furnish to Buyer (i) an Asset Schedule and (ii) a loan activity report comprised of the information set forth in Exhibit C attached hereto.

g.                                             Current Property Values. The Sellers shall promptly deliver to Buyer a true and complete copy of any Appraisal, BPO or other valuation evidencing the Current Property Value relating to a Mortgage Loan that Sellers or any Subservicer shall have acquired or received in the course of its business.

18.                   Repurchase Transactions

Buyer may, in its sole election, engage in repurchase transactions with the Purchased Assets or otherwise pledge, hypothecate, assign, transfer or otherwise convey the Purchased Assets with a counterparty of Buyer’s choice, provided such counterparty is an Eligible Transferee.  Notwithstanding anything contained in this Agreement to the contrary, unless an Event of Default shall have occurred and be continuing, no such transaction shall relieve Buyer of its obligations to transfer Purchased Assets to Sellers pursuant to Section 4 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Sellers pursuant to Section 7 hereof.  In the event Buyer engages in a repurchase transaction with any of the Purchased Assets or otherwise pledges or hypothecates any of the Purchased Assets, Buyer shall have the right to assign to Buyer’s counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Assets that are subject to such repurchase transaction.

19.                   Single Agreement

Buyer and Sellers acknowledge they have and will enter into each Transaction hereunder, in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other.  Accordingly, each of Buyer and Sellers agree (i) to perform all of their obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set-off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

20.                   Notices and Other Communications

Any and all notices (with the exception of Transaction Requests, which shall be delivered via electronic mail or other electronic medium agreed to by Buyer and Sellers), statements, demands or other communications hereunder may be given by a party to the other by mail, email, facsimile, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other.  All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.  In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person.

If to a Seller or the Sellers:

Angel Oak Mortgage Fund TRS

c/o Angel Oak Capital Advisors, LLC

3344 Peachtree Road NE, Suite 1725

Atlanta, Georgia  30326

Attention: Ashish Negandhi

Email: ashish.negandhi@angeloakcapital.com;

brandon.filson@angeloakcapital.com

Angel Oak Mortgage, Inc.

c/o Angel Oak Capital Advisors, LLC

3344 Peachtree Road NE, Suite 1725

Atlanta, Georgia  30326

Attention: Ashish Negandhi

Email: ashish.negandhi@angeloakcapital.com;

brandon.filson@angeloakcapital.com

If to Buyer:

Deutsche Bank AG, New York Branch

60 Wall Street, 5th Floor

New York, NY 10005

Attention: Loan Operations

Email:            abs.conduits@db.com

bilat.deals-ny@db.com

dbmortgage@list.db.com

With a copy to:

Deutsche Bank Securities Inc.

60 Wall Street, 5th Floor

New York, NY 10005

Attention: Structured Credit Mortgage Team

Email:            csg.repo@list.db.com;

akshay.sabharwal@db.com;

timur.otunchiev@db.com;

dave.lee@db.com;

george.keyloun@db.com;

jingjing.mei@db.com; and

jean.augustin@db.com

21.                   Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

22.                   Non assignability

The Program Agreements are not assignable by any Seller.  Buyer may from time to time assign or participate all or a portion of its rights and obligations under this Agreement and the Program Agreements with Sellers’ prior written consent, not to be unreasonably withheld or delayed; provided, that such assignee or participant is an Eligible Transferee; provided further that such consent shall not be required if Buyer assigns its rights and obligations (i) to an Affiliate (that is not an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, a “plan” as defined by and subject to Section 4975 of the Code, or an entity deemed to hold “plan assets” of either of the foregoing, that would cause Sellers to incur any prohibited transaction excise tax penalties under Section 4975 of the Code) of Buyer, (ii) after the occurrence and during the continuance of an Event of Default; provided, further that, so long as no Event of Default has occurred and is continuing (a) Buyer’s obligations and Sellers’ rights and obligations under the Program Agreements shall remain unchanged, (b) Buyer shall remain solely responsible to Sellers for the performance of such obligations, (c) Sellers shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under the Program Agreements, and (d) Buyer shall continue to control all decision-making under this Agreement and the Program Agreements; provided, further that in no event shall an assignment to an Affiliate of Buyer cause any amount payable by Sellers under Sections 5, 11.b, 11.d, 11.e, or 11.f to be greater than such amounts that would be payable if Deutsche Bank AG, New York Branch was Buyer and provided, further, however that Buyer shall maintain as agent of Sellers, for review by Sellers upon written request, a register of the names and addresses of any assignees and a copy of an executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned.  Upon such assignment, such assignee shall be a party hereto and to each Program Agreement to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder.  Unless otherwise stated in the Assignment and Acceptance, Sellers shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing.  Buyer may distribute to any permitted assignee any document or other information delivered to Buyer by Sellers.

23.                   Set-off

In addition to any rights and remedies of Buyer hereunder and by law, Buyer shall have the right, upon the occurrence and continuance of an Event of Default, without prior notice to Sellers, any such notice being expressly waived by Sellers to the extent permitted by applicable law to set-off and appropriate and apply against any Obligation from Sellers to Buyer or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Buyer or any Affiliate thereof to or for the credit or the account of Sellers.  Buyer agrees promptly to notify Sellers after any such set off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set off and application.

24.                   Binding Effect; Governing Law; Jurisdiction

a.                                            This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Sellers acknowledges that the obligations of Buyer hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Buyer.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

b.                                            SELLERS AND BUYER HEREBY WAIVE TRIAL BY JURY.  SELLERS AND BUYER HEREBY IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING.  SELLERS AND BUYER HEREBY SUBMIT TO, AND WAIVE ANY OBJECTION THEY MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.

25.                   No Waivers, Etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder.  No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto.  Without limitation on any of the foregoing, the failure to give a notice pursuant to Section 6.a, 16.a or otherwise, will not constitute a waiver of any right to do so at a later date.

26.                   Intent

a.                                            The parties intend that each Transaction be a “securities contract” as that term is defined in Section 741(7)(A)(i) of Title 11 of the United States Code, as amended, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code, and that the pledge of the Repurchase Assets constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

b.                                      The parties further intend that (i) Buyer be entitled to, without limitation, the liquidation, termination, acceleration, netting, set-off, and non-avoidability rights afforded to parties such as Buyer to “securities contracts” pursuant to Sections 555, 362(b)(6) and 546(e) of the Bankruptcy Code; and “master netting agreements” pursuant to Sections 561, 362(b)(27) and 546(j) of the Bankruptcy Code, and (ii) Buyer’s right to liquidate the Purchased Assets delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 16 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Bankruptcy Code Sections 555, 559 and 561; any payments or transfers of property made with respect to this Agreement or any Transaction to satisfy a Margin Deficit shall be considered a “margin payment” as such term is defined in Bankruptcy Code Section 741(5).

c.                                             The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

d.                                            It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

e.                                             This Agreement is intended to be a “securities contract,” within the meaning of Section 741(7) under the Bankruptcy Code. The parties hereto intend that each Transaction constitutes a purchase and a true sale and not a secured financing.

f.                                              Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, the Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.

27.                   Disclosure Relating to Certain Federal Protections

The parties acknowledge that they have been advised that:

a.                                            in the case of Transactions in which one of the parties is a broker or dealer registered with the SEC under Section 15 of the 1934 Act, the Securities Investor Protection Corporation has taken the position that the provisions of the SIPA do not protect the other party with respect to any Transaction hereunder;

b.                                            in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under

Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

c.                                             in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

28.                   Power of Attorney

Each Seller hereby authorizes Buyer to file such financing statement or statements relating to the Repurchase Assets without the signature of any Seller thereon as Buyer, at its option, may deem appropriate.  Each Seller hereby appoints Buyer as such Seller’s agent and attorney-in-fact to execute any such financing statement or statements in Sellers’ names and to perform all other acts which Buyer deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Repurchase Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing, and sign assignments on behalf of Sellers as agent and attorney-in-fact.  This agency and power of attorney is coupled with an interest and is irrevocable without Buyer’s consent.  Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Event of Default hereunder. Sellers shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 28.  In addition the foregoing, Sellers each agree to execute a Power of Attorney, in the form of Exhibit D hereto, to be delivered on the date hereof.

29.                   Buyer May Act Through Affiliates

Buyer may, from time to time, designate one or more Affiliates for the purpose of performing any action hereunder.

30.                   Indemnification; Obligations

a.                                            The Sellers agree to hold Buyer and each of its respective Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) harmless from and indemnify each Indemnified Party (and will reimburse each Indemnified Party as the same is incurred) against all liabilities, losses, damages, judgments, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of any kind which may be imposed on, incurred by, or asserted against any Indemnified Party relating to or arising out of this Agreement, any Transaction Request, any Program Agreement or any transaction contemplated hereby or thereby resulting from anything other than the Indemnified Party’s gross negligence or willful misconduct.  The  Sellers also agree to reimburse each Indemnified Party for all reasonable and documented expenses in connection with the enforcement of this Agreement and the exercise of any right or remedy provided for herein, any Transaction Request, and any Program Agreement, including, without limitation, the reasonable fees and disbursements of counsel.  Sellers’ agreements in this Section 30 shall survive the payment in full of the Repurchase Price and the expiration or termination of this

Agreement.  The Sellers hereby acknowledges that their obligations hereunder are recourse obligations of Sellers and are not limited to recoveries each Indemnified Party may have with respect to the Purchased Assets.  The Sellers also agree not to assert any claim against Buyer or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the facility established hereunder, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated thereby.  THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.  This Section 30.a shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non- Tax claim and in no event shall this Section 30.a cover any Excluded Taxes.  Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreement, in no event shall Sellers be liable to any Indemnified Party hereunder or under any Program Agreement for any special, indirect, consequential or punitive damages arising out of or otherwise relating to this Agreement or any Transaction.

b.                                            Without limitation to the provisions of Section 4, if any payment of the Repurchase Price of any Transaction is made by Sellers other than on the then scheduled Repurchase Date thereto as a result of an acceleration of the Repurchase Date pursuant to Section 16, Sellers shall, upon demand by Buyer, pay to Buyer an amount sufficient to compensate Buyer for any losses, costs or expenses that it may reasonably incur as of a result of such payment.

c.                                             Without limiting the provisions of Section 30.a hereof, if Sellers fail to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of Sellers by Buyer, in its sole discretion.

31.                   Counterparts

This Agreement may be executed in one or more counterparts (which may be delivered electronically), each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.  The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement and any notices hereunder may be executed and delivered by electronic signatures and that the electronic signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

32.                   Confidentiality

a.                                            This Agreement and its terms and provisions are proprietary to the parties hereto and shall be held by the parties in strict confidence and shall not be disclosed to any third party except (a) to the Affiliates of such party or its respective directors, officers, employees, agents, advisors, attorneys, accountants, and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority, stock exchange, government department or agency, or required by Requirements of Law or any rating agency in connection with any securities issued by Buyer or an Affiliate of a Buyer, (c) to the extent required to be included in the financial statements of such party or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Program Agreements or with respect to any Purchased Assets, Mortgage Loans or underlying Mortgaged Property, and (e) in the event any party is legally compelled to make pursuant to deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process by court order of a court of competent jurisdiction.  Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreement, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that Sellers may not disclose the name of or identifying information with respect to Buyer or any pricing terms (including, without limitation, the Pricing Rate, Purchase Price Percentage, Purchase Price and other pricing terms or fees contained in or payable pursuant to this Agreement, the Pricing Side Letter or any other Program Agreement) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of Buyer. Notwithstanding anything contained in this Agreement to the contrary or any disclosure requirements contained in agreements that Sellers or any of their respective Affiliates have entered into with third parties, the Pricing Side Letter and its terms may not be disclosed to any Person without the prior written consent of Buyer except as provided under clauses (a) through (e) of the first sentence of this Section 32, which such consent may be withheld for any reason.

b.                                            Notwithstanding anything in this Agreement to the contrary, each of the parties hereto shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Assets and/or any applicable terms of this Agreement (the “Confidential Information”).  Each of the parties understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “Act”), and each party agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the Act and other applicable federal and state privacy laws.  Each of the parties shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the Act) of each other party or any Affiliate of such other party which such party holds, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Each party represents and warrants that it has implemented appropriate measures to meet the objectives of Section 501(b) of the Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect.  Upon request, each party will provide evidence reasonably satisfactory to allow the other party to confirm that the providing party has satisfied its obligations as required under this Section.  Without limitation, this may include the other party’s review of audits, summaries of test results, and other equivalent evaluations of such party.  Each party shall notify the other parties immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of such other party or any Affiliate of such other party provided directly to such party by the other party or such Affiliate.  Each party shall provide such notice to the other parties by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

33.                   Recording of Communications

Buyer, Sellers shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions.  Buyer and Sellers consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings.  The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties’ agreement.

34.                   Periodic Due Diligence Review

Sellers acknowledge that Buyer has the right to perform continuing due diligence reviews with respect to Sellers and the Purchased Assets, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, for the purpose of performing quality control review of the Purchased Assets or otherwise, and Sellers agree that upon reasonable (but no less than ten (10) Business Days) prior notice unless an Event of Default shall have occurred, in which case no notice is required, to Sellers, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Asset Files and any and all documents, data, records, agreements, instruments or information relating to such Purchased Assets (including, without limitation, quality control review) in the possession or under the control of Sellers, a Subservicer  and/or the Custodian; provided that, unless an Event of Default has occurred and is continuing, such examination and inspections shall be limited to one occurrence per calendar year.  Sellers also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Asset Files and the Purchased Assets.  Without limiting the generality of the foregoing, Sellers acknowledge that Buyer may purchase Purchased Assets from Sellers based solely upon the information provided by Sellers to Buyer in the Asset Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets purchased in a Transaction, including, without limitation, ordering Current Property Values, new credit reports and new appraisals, conducting lien searches on and conducting property inspections on the related Mortgaged Properties and otherwise re-generating the information used to determine the Asset Value of such Purchased Assets.  Sellers agree to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of Sellers. Sellers further agree that Sellers shall pay all reasonable and documented out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 34; provided, however, that Buyer shall be responsible for the costs and expenses associated with Buyer obtaining Current Property Values, new credit reports and new appraisals, and conducting property inspections, on the related Mortgaged Properties and otherwise re-generating the information used to determine the Asset Value of such Purchased Assets and Mortgage Loans outside the scope of this Agreement.

35.                   Authorizations

Any of the persons whose signatures and titles appear on Schedule 2 are authorized, acting singly, to act for Sellers or Buyer to the extent set forth therein, as the case may be, under this Agreement.

36.                   Acknowledgement of Anti-Predatory Lending Policies

Buyer has in place internal policies and procedures that expressly prohibit its purchase of any High Cost Mortgage Loan.

37.                   Documents Mutually Drafted

The Sellers and Buyer agree that this Agreement and each other Program Agreement prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.

38.                   General Interpretive Principles

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

a.                                            the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

b.                                            accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

c.                                             references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

d.                                            a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

e.                                             the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

f.                                              the term “include” or “including” shall mean without limitation by reason of enumeration;

g.                                             all times specified herein or in any other Program Agreement (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated; and

h.                                            all references herein or in any Program Agreement to “good faith” means good faith as defined in Section 1-201(19) of the UCC as in effect in the State of New York.

39.                   Conflicts

In the event of any conflict between the terms of this Agreement and any other Program Agreement, the documents shall control in the following order of priority: first, the terms of the Pricing Side Letter shall prevail, then the terms of this Agreement shall prevail, and then the terms of the other Program Agreements shall prevail.

40.                   Joint and Several Liability

The Sellers hereby acknowledge and agree that they are jointly and severally liable to Buyer for all Obligations, representations, warranties, covenants, other obligations and liabilities of each of Sellers hereunder.  The Sellers hereby further acknowledge and agree that (a) an Event of Default is hereby considered an Event of Default by each Seller, and (b) Buyer shall have no obligation to proceed against one Seller before proceeding against the other Seller.  The Sellers hereby waive any defense to their obligations under this Agreement based upon or arising out of the disability or other defense or cessation of liability of one Seller versus the other.  A Seller’s subrogation claim arising from payments to Buyer shall constitute a capital investment in another Seller (1) subordinated to any claims of Buyer, and (2) equal to a ratable share of the Equity Interests in such Seller.

41.                   Alternative Rate of Interest

a.                                            Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Program Agreement, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then, (x) if a Benchmark Replacement is determined in accordance with clause (a) or (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, in connection with a Benchmark Transition Event, such Benchmark Replacement will replace such Benchmark for all purposes under this Agreement and under any Program Agreement in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Program Agreement and (y) if a Benchmark Replacement is determined in accordance with clause (c) of the definition of

“Benchmark Replacement” for such Benchmark Replacement Date, or in connection with an Early Opt-in Election, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Program Agreement in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Sellers without any amendment to this Agreement or any other Program Agreement, or further action or consent of the Sellers , so long as Buyer has not received, by such time, written notice of objection to such Benchmark Replacement from the Sellers; provided, that, with respect to any proposed Benchmark Replacement containing any SOFR-based rate, the Sellers shall be entitled to object only to the Benchmark Replacement Adjustment contained therein.

b.                                      Benchmark Replacement Conforming Changes.  In connection with the implementation of a Benchmark Replacement, the Buyer will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Program Agreement, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

c.                                       Notices; Standards for Decisions and Determinations.  The Buyer will promptly notify the Seller of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 41(d) below and (E) the commencement or conclusion of any Benchmark Unavailability Period.

d.                                      Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Program Agreement, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Buyer in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Buyer may modify the definition of “Accrual Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Buyer may modify the definition of “Accrual Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

e.                                             Benchmark Unavailability Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, Buyer and Sellers will work in good faith to propose an alternative base rate to replace the component of the Pricing Rate based upon the then-current Benchmark or such tenor for such Benchmark. In the event Buyer and Sellers do not reach a good faith agreement on the alternative base rate to replace the component of the Pricing Rate based upon the then-current Benchmark or such tenor for such Benchmark, the Alternative Base Rate shall replace the component of the Pricing Rate based upon the then-current Benchmark or such tenor for such Benchmark in any determination of the Pricing Rate.  In the event Sellers does not agree to Alternative Base Rate to replace the component of the Pricing Rate based upon the then-current Benchmark or such tenor for such Benchmark in any determination of the Pricing Rate, Sellers shall be allowed to refinance any Purchased Asset subject to a Transaction under the Repurchase Agreement without payment of the related Exit Fee.

f.                                        Decisions and Determinations.  Any determination, decision or election that may be made by the Buyer pursuant to this Section 41 (or pursuant to any capitalized term used in this Section 41 or in any such capitalized term), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, and, notwithstanding anything to the contrary in the Program Agreements, will become effective without consent from any other party (except as otherwise described herein).  The Buyer does not warrant to, or accept any responsibility for, and the Buyer shall not have any liability with respect to, any determination, administration, submission or any other matter related to, the London interbank offered rate or other rates in the definition of “LIBOR” or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to this Section 41, whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to this Section 41, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement rate will be similar to, or produce the same value or economic equivalence of, LIBOR or have the same volume or liquidity as did LIBOR prior to its discontinuance or unavailability.

g.                                       For the avoidance of doubt, none of the Bank, the Calculation and Paying Agent, or the Custodian shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of LIBOR (or other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) to select, determine or designate any alternative reference rate or Benchmark Replacement, or other successor or replacement Benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.

42.                   Amendment and Restatement

The parties hereto entered into the Original Agreement. The parties hereto desire to enter into this Agreement in order to amend and restate the Original Agreement in its entirety. The amendment and restatement of the Original Agreement shall become effective on the date hereof, and each of the parties hereto shall hereafter be bound by the terms and conditions of this Agreement. This Agreement amends and restates the terms and conditions of the Original Agreement, and is not a novation of any of the agreements or obligations incurred pursuant to the terms of the Original Agreement. Accordingly, all of the agreements and obligations incurred pursuant to the terms of the Original Agreement are hereby ratified and affirmed by the parties hereto and remain in full force and effect. All references to the Original Agreement in any Program Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

DEUTSCHE BANK AG, NEW YORK BRANCH, as Buyer

By:
Name:
Title:

By:
Name:
Title:

ANGEL OAK MORTGAGE FUND TRS, as a Seller

By: Angel Oak Capital Advisors, LLC, not in its individual capacity, but solely as Administrator

By:
Name:
Title:

ANGEL OAK MORTGAGE, INC., as a Seller

By:
Name:
Title:

Signature Page to the Amended and Restated Master Repurchase Agreement

SCHEDULE 1-A

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE LOANS

Each Seller makes the following representations and warranties to Buyer, with respect to the Mortgage Loans, as of the initial Purchase Date for such Mortgage Loans and as of any date on which any Transaction hereunder relating to the Mortgage Loans is outstanding subject to any exceptions agreed to by Buyer.

(a)                                 Payments Current.  No payments of principal or interest are ninety (90) days or more past due.

(b)                                 No Outstanding Charges.  All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid.  No Seller has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and/or interest thereunder.

(c)                                  Original Terms Unmodified.  The terms of the Mortgage Note (and the Proprietary Lease, the Assignment of Proprietary Lease and Stock Power with respect to each Co-op Loan) and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of Buyer, and which has been delivered to the Custodian and the terms of which are reflected in the Custodial Asset Schedule.  The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Custodial Asset Schedule.  No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Asset File delivered to the Custodian and the terms of which are reflected in the Custodial Asset Schedule.

(d)                                 No Defenses.  The Mortgage Loan (and the Assignment of Proprietary Lease related to each Co-op Loan) is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

(e)                                  Hazard Insurance.  The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a generally acceptable insurance carrier, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by Seller as of the date of acquisition, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an

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amount not less than the lesser of (i) 100% of the insurable value and (ii) the outstanding principal balance of the Mortgage Loan.  If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is reasonably available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the outstanding principal balance of the Mortgage Loan.  All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming Seller, its successors and assigns (including, without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without thirty (30) days’ prior written notice to the mortgagee.  No such notice has been received by Seller.  All premiums that have become due on such insurance policy have been paid.  The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor.  Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development.  The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect.  Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

(f)                                   Environmental Compliance.  There does not exist on the Mortgaged Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other applicable federal, state or local environmental laws including, without limitation, asbestos, in each case in excess of the permitted limits and allowances set forth in such environmental laws to the extent such laws are applicable to the Mortgaged Property.  There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any applicable environmental law (including, without limitation, asbestos), rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.

(g)                                  Compliance with Applicable Laws.  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and Seller shall maintain or shall cause its agent to maintain in its possession, available for the inspection of Buyer, and shall deliver to Buyer, upon demand, evidence of compliance with all such requirements. Seller is in substantial compliance with any applicable law, regulation or rule that

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(A) imposes liability on a mortgagee or a lender to a mortgagee for upkeep to a Mortgaged Property prior to completion of foreclosure thereon, or (B) imposes liability on a lender to a mortgagee for acts or omissions of the mortgagee or otherwise defines a mortgagee in a manner that would include a lender to a mortgagee.

(h)                                 No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would affect any such release, cancellation, subordination or rescission.  Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor.

(i)                                     Location and Type of Mortgaged Property.  The Mortgaged Property is located in the state identified in the Custodial Asset Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, condominium, or an individual cooperative unit in a low-rise Co-op Project, or an individual unit in a planned unit development or a de minimis planned unit development; provided, however, that any condominium unit, Co-op Unit or planned unit development shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings or shall conform to underwriting guidelines acceptable to Buyer in its sole discretion and that no residence or dwelling is a manufactured home or a mobile home.  No portion of the Mortgaged Property is used for commercial purposes; provided, that, the Mortgaged Property may be a mixed use property if such Mortgaged Property conforms to underwriting guidelines acceptable to Buyer in its sole discretion.

(j)                                    Valid Lien.  Other than with respect to Second Lien Mortgage Loans, the Mortgage is a valid, subsisting, enforceable and perfected first lien and first priority security interest with respect to each Mortgage Loan, on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing.  With respect to Second Lien Mortgage Loans, the Mortgage is a valid, subsisting, enforceable and perfected second lien and second priority security interest with respect to each Mortgage Loan. The lien of the Mortgage is subject only to:

a.                                      the lien of current real property taxes and assessments not yet due and payable;

b.                                      covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in Buyer’s title insurance policy delivered to the originator of the Mortgage Loan;

c.                                       other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

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d.                                      with respect to Second Lien Mortgage Loans, the first lien Mortgage on such related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest, or second lien and second priority security interest, as applicable, on the property described therein and Seller has full right to pledge and assign the same to Buyer.

(k)                                 Validity of Mortgage Documents.  The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms.  No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of Seller or the Subservicer at the time of acquisition.

(l)                                     Full Disbursement of Proceeds.  The proceeds of the Mortgage Loan have been fully disbursed and there is no further requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

(m)                             Ownership.  Other than as notified by Seller to Buyer in writing on or prior to the related Purchase Date, Seller, or MERS as nominee for Seller, is the sole and lawful owner of record and holder of the related Mortgage Loan and has good and marketable title, free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to grant a security interest in each Mortgage Loan pursuant to this Agreement.

(n)                                 Title Insurance.  The Mortgage is insured as a first or second, as applicable, priority lien by either an ALTA lender’s title insurance policy (including endorsements and riders thereto) or other generally acceptable form of policy of title insurance acceptable to prudent mortgage lending institutions making loans in the area where the related Mortgaged Property is located, in each case, issued by a title insurer generally acceptable to prudent mortgage lenders.

(o)                                 Data.  The information on the Asset Schedule required to be provided thereon pursuant to the Custodial Agreement is true and correct in all material respects as of the Cut-off Date or such other date or dates on which the information is furnished as specified therein.

(p)                                 No Mechanics’ Liens.  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the

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law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.

(q)                                 No Encroachments; Compliance with Zoning.  Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, (A) the related Mortgaged Property consists of a fee simple estate in real property; (B) to the best of Seller’s knowledge, all of the improvements that are included for the purpose of determining the appraised value of such Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach on such Mortgaged Property (unless insured against under the related title insurance policy); and (C) to the best of Seller’s knowledge such Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances.

(r)                                    No Litigation.  Other than any customary claim or counterclaim arising out of any foreclosure or collection proceeding relating to any Mortgaged Property, there is no litigation, proceeding or governmental investigation pending, or any order, injunction or decree outstanding, existing or relating to Seller or its Subsidiaries with respect to the Mortgaged Property that would materially and adversely affect the value of the Mortgaged Property.

(s)                                   Customary Provisions.  The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure.  Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property.  There is no homestead or other exemption or other right available to the Mortgagor or any other person, or restriction on Seller or any other person, including without limitation, any federal, state or local, law, ordinance, decree, regulation, guidance, attorney general action, or other pronouncement, whether temporary or permanent in nature, that would interfere with, restrict or delay, either (y) the ability of Seller, Buyer or any servicer or any successor servicer to sell the related Mortgaged Property at a trustee’s sale or otherwise, or (z) the ability of Seller, Buyer or any servicer or any successor servicer to foreclose on the related Mortgage.

(t)                                    Occupancy of the Mortgaged Property.  All material inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.  Seller has not received notification from any Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be.  Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate.  With respect to any Mortgage Loan originated with an “owner-occupied” Mortgaged Property, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence.

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(u)                                 No Additional Collateral.  The Mortgage Note is not secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above.

(v)                                 Deeds of Trust.  In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Custodian or Buyer to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(w)                               Mortgage Recorded; Transfer of Mortgage Loans.  Each original Mortgage was recorded or submitted for recordation in the jurisdiction in which the Mortgaged Property is located.  Except with respect to Mortgage Loans intended for purchase by GNMA and for Mortgage Loans registered with MERS, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(x)                                 Due-On-Sale.  Except with respect to Mortgage Loans intended for purchase by GNMA, and to the extent permitted by applicable law, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(y)                                 No Buydown Provisions; No Graduated Payments or Contingent Interests.  The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision.  The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

(z)                                  Consolidation of Future Advances.  Any future advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second, as applicable, lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac.

(aa)                          No Condemnation Proceeding; No Damage. There is no proceeding pending, or threatened, for the total or partial condemnation of the related Mortgaged Property.  To Seller’s knowledge, the Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado, defective construction materials or work, or similar casualty, which would cause such Mortgaged Property to become uninhabitable.

(bb)                          Collection Practices; Escrow Deposits; Interest Rate Adjustments.  The servicing and collection practices used by each Subservicer following the acquisition by Seller of

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the Mortgage Loan with respect to such Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper.  With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All Escrow Payments collected by each Subservicer following the acquisition by Seller of the Mortgage Loan have been collected in full compliance with state and federal law.  An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable.  All Mortgage Interest Rate adjustments made by each Subservicer following the acquisition by Seller of the Mortgage Loan have been made in strict compliance with state and federal law and the terms of the related Mortgage Note.

(cc)                            Servicemembers Civil Relief Act.  The Mortgagor has not notified Seller, and Seller has no knowledge, of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003.

(dd)                          No Defense to Insurance Coverage.  No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date (whether or not known to Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay.

(ee)                            No Equity Participation.  No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property.

(ff)                              No Exception.  The Custodian has not noted any material exceptions on a Custodial Asset Schedule with respect to the Mortgage Loan which would materially adversely affect the Mortgage Loan or Buyer’s interest in the Mortgage Loan.

(gg)                            No Defaults by Seller.  There are no defaults by the Seller or, to Seller’s knowledge, the Subservicer or any prior originator or servicer in complying with the terms of the related Mortgage, except any such defaults the occurrence of which, in the aggregate, would not reasonably be expected to have a material adverse effect on the value of the related Mortgage Loan or the enforcement of the related Mortgage.

(hh)                          Description.  Each Mortgage Loan conforms in all material respects to the description thereof as set forth on the related Custodial Asset Schedule delivered to the Custodian and Buyer.

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(ii)                                  Located in U.S.  No collateral (including, without limitation, the related real property and the dwellings thereon and otherwise) relating to a Mortgage Loan is located in any jurisdiction other than in one of the fifty (50) states of the United States of America, the District of Columbia or a territory of the United States.

(jj)                                Tax Service.  If the Mortgage Loan is a Performing Mortgage Loan, such Mortgage Loan is, within sixty (60) days of the related Purchase Date, covered by a life of loan, transferrable real estate tax service contract that may be assigned to Buyer.

(kk)                          Predatory Lending Regulations; Usury; High Cost Loans.  The Mortgage Loans meet or are exempt from applicable federal, state or local laws, regulations and other requirements pertaining to usury.  No mortgage loan is a High Cost Mortgage Loan.

(ll)                                  FHA Mortgage Insurance; VA Loan Guaranty.  With respect to the FHA Loans (if any) (for the avoidance of doubt excluding any Mortgage Loans, with respect to which the FHA Mortgage Insurance has been removed), the FHA Mortgage Insurance Contract is or eligible to be in full force and effect and there exists no impairment to full recovery without indemnity to the Department of Housing and Urban Development or the FHA under FHA Mortgage Insurance.  With respect to the VA Loans (if any), the VA Loan Guaranty Agreement is in full force and effect to the maximum extent stated therein.  All necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable and each of such is the binding, valid and enforceable obligation of the FHA and the VA, respectively, to the full extent thereof, without surcharge, set-off or defense.  Each FHA Loan and VA Loan was originated in accordance with the criteria of an Agency for purchase of such Mortgage Loans.

(mm)                  Co-op Loan: Valid First Lien.  With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related cooperative note and lease, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the security interest.  There are no liens against or security interests in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority equal to or over Seller’s security interest in such Co-op Shares.

(nn)                          Co-op Loan: Compliance with Law.  With respect to each Co-op Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a “cooperative housing corporation” within the meaning of Section 216 of the Internal Revenue Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property.

(oo)                          Co-op Loan: No Pledge.  With respect to each Co-op Loan, there is no prohibition against pledging the shares of the cooperative corporation or assigning the Proprietary Lease. With respect to each Co-op Loan, (i) the term of the related Proprietary Lease

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is longer than the term of the Co-op Loan, (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Co-op Shares owned by such Mortgagor first to the Co-op Corporation, (iii) there is no prohibition in any Proprietary Lease against pledging the Co-op Shares or assigning the Proprietary Lease and (iv) the Recognition Agreement is on a form of agreement published by Aztech Document Systems, Inc. as of the date hereof or includes provisions which are no less favorable to the lender than those contained in such agreement.

(pp)                          Co-op Loan: Acceleration of Payment.  With respect to each Co-op Loan, each Assignment of Proprietary Lease contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the material benefits of the security provided thereby.  The Assignment of Proprietary Lease contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Note in the event the Co-op Unit is transferred or sold without the consent of the holder thereof.

(qq)                          No Bankruptcy.  As of the initial Purchase Date, except as otherwise disclosed on the Asset Schedule, no Mortgage Loan is subject to any pending bankruptcy or insolvency proceeding.

(rr)                                Asset File.  All documents required to be delivered as part of the Asset File, have been delivered to the Custodian or held by an attorney in connection with a foreclosure pursuant to an Attorney Bailee Letter and all information contained in the related Asset File (or as otherwise provided to Buyer) in respect of such Mortgage Loan is accurate and complete in all material respects, with the exception of trailing documents.

(ss)                              Previously Financed Mortgage Loans. The Mortgage Loan shall not have been a Mortgage Loan which has previously been included as collateral (directly or indirectly, through an assignment of related equity or otherwise) under any other financing arrangement sponsored by any Seller or their respective Affiliates and Subsidiaries and removed therefrom as a result of a breach of the eligibility criteria thereunder; provided, however that this representation and warranty shall not apply to any Mortgage Loan that has been removed from such a financing arrangement if the reason for such removal was solely that such Mortgage Loan breached a concentration limit contained therein and such Mortgage Loan was otherwise in compliance with the representations and warranties of such financing arrangement.

(tt)                                Ability to Repay Rule. There is no action, suit or proceeding instituted by or against or threatened in writing against Seller in any federal or state court or before any commission or other regulatory body (federal, state or local, foreign or domestic) that questions or challenges the compliance of any Mortgage Loan (or the related underwriting) with the Ability to Repay Rule or the QM Rule.

(uu)                          Qualified Mortgage.  If any Mortgage Loan is consummated on or after January 10, 2014, such Mortgage Loan, including any Re-Fi Mortgage Loan but excluding any Non-QM Mortgage Loan, satisfies the following criteria:

(i)                                     Such Mortgage Loan is a Qualified Mortgage;

(ii)                                  Such Mortgage Loan is not a Rebuttable Presumption Mortgage Loan;

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(iii)                               Prior to the origination of such Mortgage Loan, the related originator made a reasonable and good faith determination that the related Mortgagor would have a reasonable ability to repay such Mortgage Loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 CFR 1026.43(c)(2); and

(iv)                              Such Mortgage Loan is supported by documentation that evidences compliance with 12 CFR 1026.43 (e) and 12 CFR 1026.43 (c)(2).

(vv)                          SBC Mortgage Loans.  With respect to each Mortgage Loan that is an SBC Mortgage Loan, no such Mortgage Loan has been offered or extended to a consumer primarily for personal, family or household purposes and all such Mortgage Loans have been offered or extended for commercial or business purposes, as defined in the Truth in Lending Act and its implementing regulation, Regulation Z; and Seller maintains in the Credit File a confirmation from the Mortgagor that the purpose of the Mortgage Loan is for commercial or business purposes.  The Mortgage Loan is exempt from coverage under (1) the Home Ownership and Equity Protection Act of 1994 (as amended), and any other similar state or local laws, (2) the Truth in Lending Act (as amended), and its implementing regulation, Regulation Z, (3) the Real Estate Settlement Procedures Act (as amended), and its implementing regulation, Regulation X and (4) all state mortgage licensing and disclosure statutes, and similar laws governing residential mortgage products.

(ww)                      Adverse Selection.  Seller has not selected such Mortgage Loan in a manner so as to adversely affect Buyer’s interests.

(xx)                          Business Purpose and Occupancy Statement. With respect to each SBC Mortgage Loan, the Asset File includes a business purpose and occupancy statement executed by the related Mortgagor.

10

SCHEDULE 2

AUTHORIZED REPRESENTATIVES

TRUST SELLER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Trust Seller under this Agreement:

Authorized Representatives for execution of Program Agreements and amendments

Name	Title	Signature

Michael Fierman	President

Dory S. Black	Secretary

Brandon Filson	Treasurer

Namit Sinha	Vice President

Ashish Negandhi	Vice President

Authorized Representatives for execution of Transaction Requests and day-to-day operational functions

Name	Title	Signature

Michael Fierman	President

Dory S. Black	Secretary

Brandon Filson	Treasurer

Namit Sinha	Vice President

Ashish Negandhi	Vice President

Signature Page to Schedule 2 of the Amended and Restated Master Repurchase Agreement

REIT SELLER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for REIT Seller under this Agreement:

Authorized Representatives for execution of Program Agreements and amendments

Name	Title	Signature

Michael Fierman	President

Dory S. Black	Secretary

Brandon Filson	Chief Financial Officer

Namit Sinha	Vice President

Ashish Negandhi	Vice President

Authorized Representatives for execution of Transaction Requests and day-to-day operational functions

Name	Title	Signature

Michael Fierman	President

Dory S. Black	Secretary

Brandon Filson	Chief Financial Officer

Namit Sinha	Vice President

Ashish Negandhi	Vice President

BUYER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below, including any other authorized persons, are authorized, acting singly, to act for Buyer under this Agreement:

Signature Page to Schedule 2 of the Amended and Restated Master Repurchase Agreement

Name	Title	Signature

Ryan Stark	Managing Director

Mark Ginsberg	Director

Tim Crowley	Managing Director

Timur Otunchiev	Director

Brendon Girardi	Director

Dave Lee	Vice President

Signature Page to Schedule 2 of the Amended and Restated Master Repurchase Agreement

SCHEDULE 3

ASSET SCHEDULE

Loan ID

Original Term

Amortization Term

Street Address

City

State

Zip Code

Cost Basis / Purchase Price

Purchase Price Date

Current Appraised Value or Broker Price Opinion (As-Is)

Current Appraisal/BPO Date

Current Balance

Current Interest Rate

Current P&I Amount

Current Status

Cut Off Date

FICO Score

FICO Date

Origination Date

First Payment Date

Paid Through Date or Next Due Date

Payment History (12 months)

Maturity Date

Interest Rate Type (ARM/Fixed) and applicable Index

ARM Margin

ARM Floor

ARM Ceiling

ARM Initial Periodic Cap

ARM Periodic Cap

ARM Initial Reset Frequency

ARM Subsequent Reset Frequency

Next Rate Adjustment Date

Next Payment Adjustment Date

IO Term

Lien Position

Loan Purpose Type

3-1

Property Type

Occupancy Type

Income Documentation Type

MI amount and company

Modification Date

Modification Flag

Modification Type

Modified Coupon Step-up Schedule

Back DTI

Foreign Nationals Flag

Subservicer

Originator

Status at Purchase

Original Balance

Foreclosure Start Date

Projected Foreclosure Sale Date

Bankruptcy Chapter

Bankruptcy Start Date

HOA Lien Flag/Amount

Construction Flag

Sched. 3-2

SCHEDULE 4

[RESERVED]

SCHEDULE 5

SELLER’S KNOWLEDGE

1.              Sreeniwas Prabhu

2.              Mike Fierman

3.              Dory S. Black

4.              Brandon Filson

5.              Ashish Negandhi

6.              Namit Sinha

EXHIBIT A

RESERVED

EXHIBIT B

FORM OF TRANSACTION REQUEST

Deutsche Bank AG, New York Branch

60 Wall Street, 5th Floor

New York, NY 10005

Attention: Loan Operations

Email:            abs.conduits@db.com

bilat.deals-ny@db.com

dbmortgage@list.db.com

Ladies and Gentlemen:

Pursuant to Section 3.b of that certain AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (the “Agreement”) is made and entered into as of June [  ], 2021, by and among DEUTSCHE BANK AG, NEW YORK BRANCH (“Buyer”), ANGEL OAK MORTGAGE FUND TRS and ANGEL OAK MORTGAGE, INC., the undersigned Seller hereby requests that Buyer enter into a Transaction with respect to the Mortgage Loans set forth on Schedule 1 attached hereto (the “Subject Assets”) on [        ], 20   (“Purchase Date”).  Capitalized terms used herein without definition have the meanings given in the Agreement.

The undersigned Seller acknowledges and agrees that Buyer has no obligation to fund, but may in its sole and exclusive discretion elect to fund, the Transaction requested herein on any Business Day prior the Purchase Date contemplated in this request. The undersigned Seller expressly acknowledges and agrees that the election by Buyer to fund the Purchase Price on any day prior to the related Purchase Date shall not constitute or be deemed to be an amendment, waiver or other modification of the notice requirements set forth in the Agreement.

[Pursuant to Schedule 1-A of the Agreement, Seller requests that Buyer agree to and waive the exceptions described in Schedule 2 with respect to the Subject Assets.]

[SELLER:

[ ]

By:
Name:
Title:

Schedule 1 to Transaction Request

(Attachment: Asset Schedule)

[Schedule 2 to Transaction Request]

[Exceptions to Representations and Warranties]

EXHIBIT C

LOAN ACTIVITY REPORT

Loan ID

Original Term

Amortization Term

Street Address

City

State

Zip Code

Cost Basis / Purchase Price

Purchase Price Date

Current Appraised Value or Broker Price Opinion (As-Is)

Current Appraisal/BPO Date

Current Balance

Current Interest Rate

Current P&I Amount

Current Status

Cut Off Date

FICO Score

FICO Date

Origination Date

First Payment Date

Paid Through Date or Next Due Date

Payment History (12 months)

Maturity Date

Interest Rate Type (ARM/Fixed) and applicable Index

ARM Margin

ARM Floor

ARM Ceiling

ARM Initial Periodic Cap

ARM Periodic Cap

ARM Initial Reset Frequency

ARM Subsequent Reset Frequency

Next Rate Adjustment Date

Next Payment Adjustment Date

IO Term

Lien Position

Loan Purpose Type

Property Type

C-1

Occupancy Type

Income Documentation Type

MI amount and company

Modification Date

Modification Flag

Modification Type

Modified Coupon Step-up Schedule

Back DTI

Foreign Nationals Flag

Subservicer

Originator

Status at Purchase

Original Balance

Foreclosure Start Date

Projected Foreclosure Sale Date

Bankruptcy Chapter

Bankruptcy Start Date

HOA Lien Flag/Amount

Construction Flag

C-2

EXHIBIT D

FORM OF SELLER POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that [SELLER] (“Seller”) hereby irrevocably constitutes and appoints Deutsche Bank AG, New York Branch (“Buyer”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time upon the occurrence and during the continuance of an Event of Default (as defined in the Agreement (hereinafter defined)) in Buyer’s discretion:

(a)         in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Buyer under the Amended and Restated Master Repurchase Agreement (as amended, restated or modified, the “Agreement”), dated June   ], 2021, among Buyer, Angel Oak Mortgage Fund TRS and Angel Oak Mortgage, Inc., and subject to the Agreement (the “Assets”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;

(b)         to pay or discharge taxes and liens levied or placed on or threatened against the Assets;

(c)          (i) to direct any party liable for any payment under any Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (iii) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (v) to defend any suit, action or proceeding brought against Seller with respect to any Assets; (vi) to settle, compromise or adjust any suit, action or proceeding described in clause (vii) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; (viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Assets and Buyer’s Liens thereon and to effect the intent of this power of attorney, all as fully and effectively as Seller might do and (ix) to enforce any and all repurchase and putback obligations under any agreement pursuant to which the related Assets were acquired by Seller;

(d)         for the purpose of carrying out the transfer of servicing with respect to the Assets from Seller to a successor servicer appointed by Buyer in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by Seller, to, in the name of Seller or its own name, or otherwise, prepare and send or cause to be sent “good-bye” letters to all mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Buyer in its sole discretion;

(e)          for the purpose of delivering any notices of sale to mortgagors or other third parties, including without limitation, those required by law;

(f)           for the purpose of transferring real estate owned property from Seller’s subsidiary by execution and delivery of a deed.

Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.

Seller also authorizes Buyer, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.

The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Assets and shall not impose any duty upon it to exercise any such powers.  Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

[REMAINDER OF PAGE INTENTIONALLY BLANK.  SIGNATURES FOLLOW.]

IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed and Seller’s seal to be affixed this        day of             , 20   .

[SELLER], as Seller

By:
Name:
Title:

Signature Page to Power of Attorney

STATE OF	)
	)	ss.:
COUNTY OF	)

On the        day of             , 20    before me, a Notary Public in and for said State, personally appeared                                 , known to me to be                                       of [SELLER], the institution that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

Signature Page to Power of Attorney

EXHIBIT E

SELLERS’ TAX IDENTIFICATION NUMBERS

Trust Seller:                                83-6182500

REIT Seller:                              37-1892154

E-1

EXHIBIT F

EXISTING INDEBTEDNESS

•                  [Global Money Center Bank 1]

•                  Facility Size: $300,000,000.00

•                  Termination: December 3, 2021

•                  [Global Money Center Bank 2]

•                  Facility Size: $200,000,000.00

•                  Termination: March 5, 2022

•                  [Regional Bank]

•                  Facility Size: $50,000,000.00

•                  Termination: March 6, 2022

F-1

EXHIBIT G

FORM OF SUBSERVICER ACKNOWLEDGEMENT

[Date]

[SUBSERVICER], as Subservicer
[ADDRESS]
Attention:

Re:                             Amended and Restated Master Repurchase Agreement (as amended, restated or modified, the “Repurchase Agreement”), dated [        ], 2021, among Deutsche Bank AG, New York Branch (as “Buyer”), Angel Oak Mortgage Fund TRS (a “Seller” or “Trust Seller”) and Angel Oak Mortgage, Inc. (a “Seller” or “REIT Seller”,  and collectively with Trust Seller, “Sellers”).

Ladies and Gentlemen:

[SUBSERVICER] (the “Subservicer”) is servicing certain mortgage loans for Sellers pursuant to that certain Subservicing Agreement (the “Subservicing Agreement”), [dated as of [DATE], among the Subservicer and Servicer].  The Subservicer is hereby notified and acknowledges that Sellers are the “owners” of the Mortgage Loans (as defined below) for purposes of the Subservicing Agreement and that Sellers are the owners of the beneficial ownership interest in the Mortgage Loans. The Subservicer is hereby notified that, pursuant to the Repurchase Agreement, Sellers have sold to Buyer, among other things, all of Sellers’ legal and beneficial ownership interests in (i) certain mortgage loans (the “Mortgage Loans”) which are serviced by Subservicer and (ii) the Subservicing Agreement.

Subservicer hereby acknowledges and agrees that, upon receipt of a notice from Buyer that an “Event of Default” (as defined in the Repurchase Agreement) has occurred and is continuing under the Repurchase Agreement (a “Notice of Event of Default”) in which Buyer shall identify the related Seller’s rights in which are then owned by Buyer under the Repurchase Agreement (i) the Subservicer shall segregate all amounts collected on account of such Mortgage Loans, hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections in accordance with Buyer’s written instructions and (ii) Buyer shall accede to all of the rights of each Seller under the Subservicing Agreement.  Following such Notice of Event of Default, Subservicer shall (i) follow the instructions of Buyer with respect to the Mortgage Loans and (ii) deliver to Buyer (1) within sixty (60) days after December 31st of each calendar year, beginning with the calendar year in which such Notice of Event of Default was delivered, Uniform Single Attestation Program (USAP) reports and any other reports which are prepared by the Subservicer pursuant to Reg AB (as defined below) relating to the prior calendar year and (2) any other information with respect to the Mortgage Loans reasonably requested by Buyer. “Reg AB” shall mean Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarifications and interpretations as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506 - 1,631 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Subservicer also acknowledges and agrees that, pursuant to the Repurchase Agreement, upon Buyer’s delivery of a Notice of Event of Default or notice of a Subservicer Termination Event (as defined in the Repurchase Agreement), Buyer shall have the right to immediately terminate the Subservicer’s right to service the Mortgage Loans without payment of any penalty or termination fee under the Subservicing Agreement and Subservicer agrees that, upon receipt of such notice or upon resignation of Subservicer, Subservicer shall cooperate in transferring the servicing of the Mortgage Loans to a successor servicer appointed by Buyer in its sole discretion. Prior to any such servicing transfer, the Subservicer shall be reimbursed for any outstanding advances or accrued servicing fees or compensation owed to Subservicer as of such servicing transfer date.

Subservicer also acknowledges and agrees that upon reasonable prior notice, Buyer will be permitted during normal business hours to examine, inspect and make copies and extracts of any documents, data, records or other information relating to the Mortgage Loans, but solely to the extent such documents, data, records or other information relates to the Mortgage Loans.  Such examination or inspection shall not occur more frequently than annually unless an Event of Default has occurred and is continuing.

Subservicer also acknowledges that, pursuant to the Repurchase Agreement, Sellers are required to cause Subservicer to deposit (i) into the “Subservicer Custodial Account” (as defined in the Repurchase Agreement), no later than two (2) “Business Days” (as defined in the Repurchase Agreement) after receipt thereof, all “Income” (as defined in the Repurchase Agreement) received by Subservicer in respect of the Mortgage Loans referenced in this notice; provided, however, any collections received in connection with Third-Party Sales of Mortgage Loans (as defined in the Repurchase Agreement) shall be deposited by Servicer directly into the “[REIT Seller/Trust Seller] Collection Account” (as defined in the Repurchase Agreement) or (ii) into the [REIT Seller/Trust Seller] Collection Account, at least two (2) Business Days prior to the eighteenth (18th) Business Day of each month, all Income received by the Subservicer in respect of the Mortgage Loans referenced in this notice.

[Subservicer hereby agrees that the following account has been irrevocably designated for deposit of all funds collected in connection with the Mortgage Loans pursuant to Section [   ] of the Subservicing Agreement (such designation shall not be changed without Buyer’s prior written consent): ABA: [    ], Account Number: [    ], Account Name: “[[     ] fbo Deutsche Bank AG, New York Branch]”.]

Notwithstanding any contrary information which may be delivered to the Subservicer by Sellers, the Subservicer may conclusively rely on any information or Notice of Event of Default delivered by Buyer, and Sellers shall indemnify and hold the Subservicer harmless for any and all claims asserted against it for any actions taken in good faith by the Subservicer in connection with the delivery of such information or Notice of Event of Default.

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt.  Any notices to Buyer should be delivered to the following addresses:

Deutsche Bank AG, New York Branch

60 Wall Street, 5th Floor

New York, NY 10005

Attention: Loan Operations

Email:            abs.conduits@db.com

bilat.deals-ny@db.com

dbmortgage@list.db.com

With a Copy to:

Deutsche Bank Securities Inc.

60 Wall Street, 5th Floor

New York, NY 10005

Attention: Structured Credit Mortgage Team

Email:            csg.repo@list.db.com

dbmortgage@list.db.com

[signature page follows]

Very truly yours,

[ ],
as a Seller

By:
Name:
Title:

[ ],
as a Seller

By:
Name:
Title:

[ ],
as a Seller

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

[SUBSERVICER],
as Subservicer

By:
Name:
Title:

[SERVICER],
as Servicer

By:
Name:
Title:

EXHIBIT H

FORM OF CONFIRMATION

Deutsche Bank AG, New York Branch

60 Wall Street, 5th Floor

New York, NY 10005

Attention: Loan Operations

Email:            abs.conduits@db.com

bilat.deals-ny@db.com

dbmortgage@list.db.com

Re: Amended and Restated Master Repurchase Agreement (as amended, restated or modified, the “Repurchase Agreement”), dated [        ], 2021, among Deutsche Bank AG, New York Branch (as “Buyer”), Angel Oak Mortgage Fund TRS, (a “Seller” or “Trust Seller”) and Angel Oak Mortgage, Inc. (a “Seller” or “REIT Seller”,  and collectively with Trust Seller, “Sellers”).

Ladies and Gentlemen:

This is a Confirmation (as this and other terms used but not defined herein are defined in the Repurchase Agreement) executed and delivered by Sellers and Buyer pursuant to Section 3.g of the Repurchase Agreement. Sellers and Buyer hereby confirm and agree that as of the Purchase Date and upon the other terms specified below, Sellers shall sell and assign to Buyer, and Buyer shall purchase from Sellers, all of such Seller’s right, title and interest in, to and under the Purchased Assets set forth on Schedule 1 (the “Subject Assets”) and other Purchased Assets related thereto whether now owned or hereafter acquired, now existing or hereafter created.  Capitalized terms used but not defined herein shall have the meanings set forth in the Repurchase Agreement.

Mortgage Loans:	As described on Schedule 1 hereto.
Exceptions:	As described on Schedule 2 hereto.
Purchase Price:	As described on Schedule 1 hereto.
Purchase Date:	[ ]
Asset Value:	As described on Schedule 3 hereto.
Maximum Purchase Price Percentage:	As described on Schedule 3 hereto.
Actual Purchase Price Percentage:	As described on Schedule 3 hereto.

Further, pursuant to Section 13.b of the Repurchase Agreement, with respect to each Subject Asset, Seller represents and warrants to Buyer as of the Purchase Date for each

Transaction contemplated by this Confirmation that each representation and warranty set forth on Schedule 1-A of the Repurchase Agreement is true and correct, except as disclosed to Buyer in writing on Schedule 2 hereto and approved by Buyer by execution hereof.

Please acknowledge your agreement to the terms and conditions of this Confirmation by signing in the appropriate space below and returning a copy of the same to the undersigned.  Facsimile and electronic signatures shall be deemed valid and binding to the same extent as the original.

ANGEL OAK MORTGAGE FUND TRS, as a Seller

By: Angel Oak Capital Advisors, LLC, not in its individual capacity, but solely as Administrator

By:
Name:
Title:

ANGEL OAK MORTGAGE, INC., as a Seller

By:
Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH, as Buyer

By:
Name:
Title:

By:
Name:
Title:

Schedule 1 to Confirmation

(Attachment: Asset Schedule)

[Schedule 2 to Transaction Request]

[Exceptions to Representations and Warranties]

Schedule 3 to Confirmation

[Asset Value; Maximum Purchase Price Percentage; Actual Purchase Price Percentage]

EXHIBIT I

SBC UNDERWRITING GUIDELINES

I-1